EXHIBIT 10.1


                              --------------------


                          SECURITIES PURCHASE AGREEMENT

                              --------------------

                                  by and among

                             CREDINT HOLDINGS, LLC,

                           PRAIRIE CAPITAL III, L.P.,

                          PRAIRIE CAPITAL III QP, LLC,

                               W. THOMAS CAFFERY,

                           JPM MEZZANINE CAPITAL, LLC,

                          MADISON CAPITAL FUNDING, LLC,

                                   BRUCE GRAY,

                                 JOHN FARINACCI,

                                  GARY HOLTER,

                                 THOMAS HINMAN,

                                 SHAWN COSTANZO,

                                 LAWRENCE RIZZO,

                                BRENT HENDERSON,

                                 BARBARA WAGNER,

                                  LINDA SCHULZ,


                                       and

                               DEBT RESOLVE, INC.

                           Dated as of April 30, 2007


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                                TABLE OF CONTENTS
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1.       DEFINITIONS.............................................................................................1
1.1               Certain Defined Terms..........................................................................1
1.2               Definitions....................................................................................5


2.       SALE AND PURCHASE OF THE MEMBERSHIP INTERESTS...........................................................6
2.1               Sale and Purchase..............................................................................6
2.2               Membership Interests...........................................................................6


3.       CONSIDERATION FOR THE MEMBERSHIP INTERESTS..............................................................6
3.1               Consideration..................................................................................6
3.2               Cash Payment...................................................................................7
3.3               UARP...........................................................................................7
3.4               Allocation of Purchase Price...................................................................7
3.5               Purchase Price Adjustment......................................................................8


4.       REPRESENTATIONS AND WARRANTIES OF SELLER AND HOLDERS....................................................9
4.1               Ownership of the Membership Interests..........................................................9
4.2               Valid and Binding Agreement...................................................................10
4.3               Organization, Good Standing and Qualification.................................................10
4.4               Options, Warrants, Etc........................................................................10
4.5               Subsidiaries and Investments..................................................................10
4.6               Financial Statements and Financial Information................................................11
4.7               No Material Changes...........................................................................12
4.8               Taxes.........................................................................................12
4.9               Personal Property; Liens......................................................................14
4.10              Real Property.................................................................................14
4.11              Accounts Receivable...........................................................................15
4.12              Insurance Policies............................................................................15
4.13              Permits, Licenses and Bonds...................................................................15
4.14              Contracts and Commitments.....................................................................16
4.15              Customers and Suppliers.......................................................................16
4.16              Labor, Benefit and Employment Agreements......................................................16
4.17              No Breach of Statute, Decree or Other Instrument..............................................19
4.18              Compliance with Laws..........................................................................19
4.19              Litigation....................................................................................20
4.20              Patents, Licenses and other Intellectual Property.............................................20
4.21              Transactions with Affiliates..................................................................21
4.22              Bank Accounts.................................................................................21
4.23              Environmental Matters.........................................................................21
4.24              Sensitive Payments............................................................................22
4.25              Investment Matters............................................................................23
4.26              Employees.....................................................................................24


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4.27              Duty of Inquiry...............................................................................24

5.       REPRESENTATIONS AND WARRANTIES OF HOLDERS..............................................................24
5.1               Ownership of the Membership Interests in Seller...............................................24
5.2               Valid and Binding Agreement...................................................................24
5.3               No Breach of Statute, Decree or Other Instrument..............................................24
5.4               Litigation....................................................................................24
5.5               Investment Matters............................................................................25

6.       REPRESENTATIONS AND WARRANTIES OF BUYER................................................................26
6.1               Organization, Good Standing and Qualification.................................................26
6.2               Authorization of Agreement....................................................................26
6.3               Valid and Binding Agreement...................................................................26
6.4               No Breach of Statute, Decree or Other Instrument..............................................26
6.5               SEC Reports; Financials.......................................................................26
6.6               Purchase of Membership Interests for Investment...............................................27
6.7               Status of Buyer Common Stock..................................................................27
6.8               No Material Changes...........................................................................27
6.9               Litigation....................................................................................28
6.10              Compliance with Laws..........................................................................28
6.11              Solvency......................................................................................28
6.12              Sensitive Payments............................................................................28
6.13              Duty of Inquiry...............................................................................29

7.       BUYER'S OBLIGATIONS BEFORE THE CLOSING DATE............................................................29
7.1               Efforts to Obtain Funding.....................................................................29
7.2               Notice of Funding Failure.....................................................................29
7.3               Efforts to obtain Stockholder Vote............................................................29

8.       SELLER'S OBLIGATIONS BEFORE THE CLOSING DATE...........................................................29
8.1               Access to Information.........................................................................29
8.2               Conduct of Business in Ordinary Course........................................................30
8.3               Preservation of Business and Relationships....................................................30
8.4               Maintenance of Insurance......................................................................30
8.5               Corporate Matters.............................................................................30

9.       ADDITIONAL AGREEMENTS OF THE PARTIES...................................................................32
9.1               Confidentiality...............................................................................32
9.2               Termination of Other Negotiations; Exclusivity................................................32
9.3               Voting by the Holders.........................................................................33
9.4               Non-Interference; Further Assurances..........................................................33
9.5               Release.......................................................................................33
9.6               Notice of Developments........................................................................33


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10.      CONDITIONS PRECEDENT TO BUYER'S PERFORMANCE............................................................34
10.1              Accuracy of Representations and Warranties....................................................34
10.2              Performance...................................................................................34
10.3              Certification.................................................................................34
10.4              Absence of Litigation.........................................................................34
10.5              Consents; Releases............................................................................34
10.6              Settlement of Affiliate Obligations...........................................................34
10.7              No Material Adverse Effect....................................................................35
10.8              Financing.....................................................................................35
10.9              Stockholder Vote..............................................................................35
10.10             Employment Agreements.........................................................................35
10.11             Financial Statements..........................................................................35
10.12             Name Change...................................................................................35
10.13             Resignations; Banking Arrangements............................................................35
10.14             Resolutions...................................................................................36
10.15             Proceedings and Instruments Satisfactory......................................................36
10.16             No Changes in Senior Management...............................................................36

11.      CONDITIONS PRECEDENT TO SELLER'S AND HOLDERS'PERFORMANCE...............................................36
11.1              Accuracy of Representations and Warranties....................................................36
11.2              Performance...................................................................................36
11.3              Certification.................................................................................36
11.4              Assumption of Bond and Other Obligations......................................................36
11.5              Absence of Litigation.........................................................................36
11.6              Consents......................................................................................37
11.7              Settlement of Affiliate Obligations...........................................................37
11.8              Registration Rights Agreement.................................................................37
11.9              Resolutions...................................................................................37
11.10             Proceedings and Instruments Satisfactory......................................................37

12.      CLOSING................................................................................................37
12.1              Place and Date of Closing.....................................................................37
12.2              Actions at Closing............................................................................37

13.      TERMINATION OF AGREEMENT...............................................................................38
13.1              General.......................................................................................38
13.2              Effect of Termination.........................................................................38
13.3              Seller Termination Fee........................................................................39

14.      INDEMNIFICATION........................................................................................39
14.1              General.......................................................................................39
14.2              Limitations on Certain Indemnity..............................................................39
14.3              Right to Defend...............................................................................41
14.4              Exclusive Remedy..............................................................................42

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15.      COSTS..................................................................................................42
15.1              Finder's or Broker's Fees.....................................................................42
15.2              Closing Expenses..............................................................................42

16.      POST-CLOSING COVENANTS.................................................................................42
16.1              Books and Records.............................................................................42
16.2              Restrictive Covenants.........................................................................42
16.3              Tax Allocations...............................................................................43
16.4              Lock-up and Leak Out..........................................................................43
16.5              Directors and Officer's Insurance.............................................................43
16.6              Tax Matters...................................................................................44
16.7              Further Assurances............................................................................45

17.      FORM OF AGREEMENT......................................................................................46
17.1              Effect of Headings............................................................................46
17.2              Entire Agreement; Waivers; Severability.......................................................46
17.3              Counterparts; Fax Signatures..................................................................46
17.4              Interpretation................................................................................46

18.      PARTIES................................................................................................46
18.1              Parties in Interest...........................................................................46
18.2              Notices.......................................................................................46

19.      MISCELLANEOUS..........................................................................................47
19.1              Waivers and Amendments........................................................................47
19.2              Non-Assignability; Binding Effect.............................................................48
19.3              Governing Law; Jurisdiction...................................................................48
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                          SECURITIES PURCHASE AGREEMENT

     SECURITIES PURCHASE AGREEMENT (this "Agreement"), entered into as of April 30, 2007, by and among DEBT RESOLVE, INC., a Delaware corporation ("Buyer"), CREDINT HOLDINGS, LLC, a Delaware limited liability company ("Seller"), and the holders of all of the outstanding limited liability company membership interests in Seller named on the signature page of this Agreement (the "Holders").

                              W I T N E S S E T H :

     WHEREAS, Seller is the record and beneficial owner of all of the issued and outstanding limited liability company membership interests (the "Membership Interests") in Creditors Interchange Receivable Management, LLC, a Delaware limited liability company (the "Company"), which operates as a financial services company specializing in accounts receivable management and primarily services the credit card, consumer loan, retail, auto and commercial markets for customers throughout the United States and Canada (the "Business");

     WHEREAS, Seller desires to sell to Buyer all, and not less than all, of the Membership Interests and the Business of the Company as a going concern, and to consummate the other transactions contemplated by this Agreement, all upon the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, Buyer desires to purchase from Seller all, and not less than all, of the Membership Interests and to consummate the other transactions contemplated by this Agreement, all upon the terms and subject to the conditions set forth in this Agreement; and

     WHEREAS, the Holders own all of the outstanding limited liability company interests in Seller, and as such expect to derive substantial benefit from the transactions contemplated by this Agreement;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereby covenant and agree as follows:

     1.   DEFINITIONS.

          1.1 Certain Defined Terms. The following terms shall have the respective meanings indicated wherever used in this Agreement:


               "Accredited Investor" has the meaning set forth in Regulation D promulgated by the SEC.

               "Acquired Assets" means all of the Company's right, title and interest in, to and under the assets, properties and rights owned, leased or used by, or licensed to, the Company or its Subsidiaries, of every nature, kind and description, tangible and intangible (including goodwill), whether real, personal or mixed, whether accrued, contingent or otherwise, wherever located and whether now existing or hereafter acquired by the Company or its Subsidiaries, as the same shall exist on the Closing Date, whether or not any of such assets, properties or rights



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have any value for accounting purposes or are carried or reflected on or specifically referred to in the Company's or its Subsidiaries' books or financial statements.

               "Action" means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

               "Affiliate" means, as to any Person, any other Person controlling, controlled by or under common control with the first Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of such Person whether through the ownership or voting securities, contract or otherwise.

               "Buyer Material Adverse Effect" means any change, development, event or effect, individually or in the aggregate with other changes, developments, events or effects, in the business, operations, condition (financial or otherwise), assets or Liabilities relating to Buyer which (a) would, or would reasonably be expected to, have a material and adverse affect on Buyer, which, if such impact can be monetarily quantified, is in excess of Three Hundred Thousand Dollars ($300,000), or (b) would impair Buyer's ability to perform on a timely basis any material obligations pursuant to or related to this Agreement; excluding, however, the following: (i) any condition or event generally affecting the United States economy as a whole or the global economy;
(ii) any change in the economy of regions where Buyer operates; (iii) any change in industry conditions with respect to Buyer unless such change has a disproportionate impact on Buyer as compared to other industry participants; and
(iv) any change, development, event or effect caused by, or related to, the announcement of the transaction which is the subject of this Agreement, or related transactions.

               "Buyer 2007 SEC Reports" means all Buyer SEC Reports filed with the SEC after December 31, 2006 and prior to the date of this Agreement.

               "Closing Statement" means the consolidated statement of Working Capital and Excess Cash of the Company and the Subsidiaries to be prepared pursuant to Section 3.5(a) and to be dated as of the close of business on the Closing Date.

               "Code" means the Internal Revenue Code of 1986, as amended.

               "Employee Agreement" means each employment, management, change in control, severance, consulting, relocation, repatriation or expatriation agreement between the Company or any ERISA Affiliate and any Employee.

               "Employment Agreements" means each of the Employment Agreements, dated as of the date hereof, with the individuals listed in Schedule 1.1.

               "Employee Plan" means any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, retirement benefits, deferred compensation, change in control benefits, post-employment benefits, performance awards, stock or stock related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten, funded or unfunded, including each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been

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maintained, contributed to, or required to be contributed to, by the Company or any ERISA Affiliate for the benefit of any Employee, or with respect to which the Company or any ERISA Affiliate has or may have any liability or obligation.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

               "GAAP" means generally accepted accounting principles in the United States, consistently applied for all relevant periods of the Company.

               "Governmental Authority" means any federal, national, supranational, state, provincial, local, or similar government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

               "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

               "Indebtedness" means, collectively, loans, bank borrowings, indebtedness for money borrowed, letter of credit reimbursement obligations, net hedging or swap agreement obligations, capitalized lease obligations, purchase money financing and other such Liabilities and obligations (excluding trade payables). In the case of any Indebtedness issued with original issue discount, the amount of Indebtedness outstanding as of any date shall be the accreted value thereof. In the case of any other Indebtedness, the amount of Indebtedness outstanding as of any date shall be the principal amount thereof, together with any interest accrued but unpaid thereon. Indebtedness shall also include any guaranty of any Indebtedness of any Person.

               "knowledge" or "know" means, when referring to the knowledge of Seller and/or the Holders, the actual knowledge of Bruce Gray, John Farinacci and Gary Holter after reasonable inquiry of the appropriate management-level employees of the Company and its Subsidiaries.

               "Law" means any federal, national, supranational, state, provincial, local, foreign or similar statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including common law).

               "Liabilities" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including those arising under any Law (including any Environmental Law), Action or Governmental Order, including Taxes, and those arising under any contract, agreement, arrangement, commitment or undertaking.

               "Liens" means any liens, pledges, claims, security interests, mortgages, conditions, restrictions and other encumbrances.

               "Losses" means any and all claims, losses, costs, expenses, obligations, Liabilities, damages, recoveries and deficiencies, including costs of investigation, interest, penalties and reasonable attorneys' fees, that a party hereto may incur, sustain or suffer.

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               "Manager Holders" means Bruce Gray, John Farinacci, Gary Holter,
Thomas Hinman, Shawn Costanzo, Lawrence Rizzo, Brent Henderson, Barbara Wagner and Linda Schulz.

               "Material Adverse Effect" means any change, development, event or effect, individually or in the aggregate with other changes, developments, events or effects, in the business, operations, condition (financial or otherwise), assets or Liabilities relating to the Company or any of its Subsidiaries which (a) would, or would reasonably be expected to, have a material and adverse affect on the Business, Seller or the Company or its Subsidiaries, which, if such impact can be monetarily quantified, is in excess of Three Hundred Thousand Dollars ($300,000), or (b) would impair Seller's or the Company's ability to perform on a timely basis any material obligations pursuant to or related to this Agreement; excluding, however, the following: (i) any condition or event generally affecting the United States economy as a whole or the global economy; (ii) any change in the economy of regions where the Company operates; (iii) any change in industry conditions with respect to the Company unless such change has a disproportionate impact on the Company as compared to other industry participants; and (iv) any change, development, event or effect caused by, or related to, the announcement of the transaction which is the subject of this Agreement, or related transactions.

               "Permitted Liens" "Permitted Liens" means (i) Liens arising in the normal course of business which are not, individually or in the aggregate, material in character or amount and do not materially interfere with the use made of any property of the Company or any Subsidiary in the Business; (ii) statutory liens for Taxes not yet due; (ii) statutory liens of landlords, carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due; (iii) liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations; (iv) security interests in any bank account in favor of the depositary bank, and security interests in any securities account in favor of the broker or other entity that maintains such account; (v) minor irregularities of title which do not in the aggregate materially detract from the value or use of the Company's or any Subsidiary's respective assets; and (vi) Liens securing the Indebtedness.

               "Person" means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

               "SEC" means the U.S. Securities and Exchange Commission.

               "Securities Act" means the Securities Act of 1933, as amended.

               "Subsidiaries" means any and all corporations, partnerships, limited liability companies, joint ventures, associations and other entities controlled by the Company directly or indirectly through one or more intermediaries.


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               "Tax" or "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority, including taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; customs' duties, tariffs, and similar charges; and taxes arising under Treasury Regulation Section 1.1502-6 (or any comparable state or local Law), as a transferee or successor, by contract, or otherwise.

               "Tax Returns" means any return, declaration, report, election, claim for refund or information return or other statement or form relating to Taxes, including any schedule or attachment thereto or any amendment thereof.

               "UARP" means the Unit Appreciation Rights Plan of the Company.

               "Working Capital" means current assets of the Company (constituting cash, accounts receivable, pre-paid and other current assets, including long-term collector bonus plan investments classified as long term and any deposits that may be classified as long term assets in the Financial Statements) minus current liabilities of the Company (constituting accounts payable, accrued expenses and other current liabilities, including accrued long term collector bonuses classified as long term), as determined in accordance with GAAP and consistent with normal operating procedures of the Company.

     1.2 Definitions. The following terms have the meanings set forth in the Sections set forth below:

          Definition                                     Location
          ----------                                     --------

          "Accounts"..................................   4.11(a)
          "Agreement".................................   Preamble
          "Allocation Schedule".......................   3.4
          "Business"..................................   Recitals
          "Buyer".....................................   Preamble
          "Buyer Common Stock"........................   3.1
          "Buyer Financial Statements"................   6.5(b)
          "Buyer Losses"..............................   14.1(a)
          "Buyer SEC Reports".........................   6.5(a)
          "Cap".......................................   14.2(a)
          "CERCLA"....................................   4.23(a)
          "Closing"...................................   12.1
          "Closing Date"..............................   12.1
          "Company"...................................   Recitals
          "Confidentiality Agreement".................   9.1
          "Consideration".............................   3.1
          "Creditors Canada"..........................   4.5(a)


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          Definition                                     Location
          ----------                                     --------

          "Deductible"................................   14.2(a)
          "Desktop Software"..........................   4.20(a)
          "DOL".......................................   4.16(c)
          "Employees".................................   4.16(e)
          "Environmental Laws"........................   4.23(a)
          "ERISA Affiliate"...........................   4.16(a)
          "Excess Cash"...............................   3.2
          "Exchange Act"..............................   6.5(a)
          "Facilities"................................   4.10(a)
          "Financial Statements"......................   4.6(a)
          "Financing".................................   10.8
          "Fraud Claim"...............................   14.2(a)
          "Holders"...................................   Preamble
          "Independent Accounting Firm"...............   3.5
          "Intellectual Property".....................   4.20(a)
          "Interim Financial Statements"..............   4.6(a)
          "Leases"....................................   4.10(a)
          "Material Contracts"........................   4.14(a)
          "Membership Interests"......................   Recitals
          "Outside Closing Date"......................   13.1(c)
          "Registration Rights Agreement".............   11.8
          "Reserve"...................................   4.11(a)
          "Seller"....................................   Preamble
          "Seller Losses".............................   14.1(b)

     2. SALE AND PURCHASE OF THE MEMBERSHIP INTERESTS.

     2.1 Sale and Purchase. As of the close of business on the Closing Date (as hereinafter defined) and upon the terms and subject to the conditions of this Agreement, Buyer shall purchase from Seller all, and not less than all, of the outstanding Membership Interests, and Seller shall sell to Buyer all, and not less than all, of the Membership Interests, against receipt by Seller of the Consideration set forth in Section 3 below.

     2.2 Membership Interests. As of the close of business on the Closing Date, Seller shall deliver to Buyer, against receipt of the Consideration described in
Section 3 below, an assignment document transferring all of the Membership Interests to Buyer, together with a written acknowledgement from the Company that all of the Membership Interests are recorded on the books of the Company in the name of Buyer.

     3. CONSIDERATION FOR THE MEMBERSHIP INTERESTS.

     3.1 Consideration. Subject to the adjustment in Section 3.5 below, in consideration for the delivery and transfer to Buyer of all of the Membership Interests, on the Closing Date, Buyer shall pay to Seller an amount (the "Consideration") equal to (a) Sixty-Four Million


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($64,000,000) Dollars, plus (b) the amount of Excess Cash not distributed pursuant to Section 3.2 at or prior to Closing, minus (c) the sum, as of the Closing Date, of all principal, accrued interest, prepayment premiums (if any) and other charges in respect of the Company's Indebtedness. Such Consideration shall be payable on the Closing Date (i) by the payment to Seller (or Seller's designee), by wire transfer of immediately available funds to the account designated by Seller therefor, of an amount equal to the aggregate Consideration minus $4,000,000, and (ii) by the issuance to Seller (or Seller's designee) of 840,337 shares of Common Stock, par value $.001 per share (the "Buyer Common Stock"), of Buyer.

     3.2 Cash Payment. At Closing, cash of the Company may be distributed to Seller to the extent that, after such distribution, the Company will not have negative Working Capital as of the close of business on the Closing Date ("Excess Cash"), as estimated pursuant to the closing certificate to be delivered to Buyer from Seller on the Closing Date pursuant to Section 10.3; provided, that Seller may deliver a certificate of the Company's chief financial officer regarding the items specified in clause (c) of Section 10.3 up to five days prior to the Closing and, upon delivery of such certificate, shall be entitled to cause the Company to make a distribution of the Excess Cash set forth on such certificate. Notwithstanding the foregoing, nothing is intended to restrict the Company's ability to make tax distributions in respect of 2007 income (net of any and all distributions previously made with respect thereto), provided that such tax distributions shall be made prior to any distributions of Excess Cash.

     3.3 UARP. Seller shall, and Seller shall cause the Company to, take all actions necessary to cause the Company to make the change in control payments required under the UARP to the applicable participants immediately prior to the Closing. Seller shall be responsible for, and shall cause the Company to make (either from Excess Cash or from the proceeds payable to the Seller hereunder), any and all amounts that are required to be paid to the employees of the Company under the UARP and Seller shall cause the Company immediately prior to Closing to make all such payments, less applicable withholding taxes, to the employees of the Company. All tax benefits arising from (a) any such payments to the employees under the UARP and (b) any transaction-related payments and investment banking and attorneys fees incurred by the Company or Seller shall be for the benefit of Seller and the Holders. Buyer shall not claim any of the tax benefits referred to in clauses (a) and (b), and Buyer shall file its federal and state Tax Returns accordingly.

     3.4 Allocation of Purchase Price. Buyer and Seller shall treat the acquisition of the Acquired Assets as an "applicable asset acquisition" within the meaning of Section 1060 of the Code and accordingly hereby agree to allocate the Consideration (and all other capitalized costs) among the Acquired Assets for all purposes (including financial accounting and tax purposes) in accordance with the allocation schedule prepared after Closing ("Allocation Schedule") by Buyer; provided, however, that the parties agree that for purposes of Code
Section 1060, the total amount of consideration allocable to the tangible depreciable assets of the Company shall equal the book value of such assets (as determined under GAAP) as of the Closing Date. If Seller objects in writing to the Allocation Schedule prepared by Buyer within ten (10) days after receiving such allocation by Buyer, and Buyer and Seller do not reach agreement on the Allocation Schedule within thirty (30) business days after such notification by Seller of its objection, Buyer and Seller shall submit the issue for determination by a nationally recognized


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accounting firm as shall be mutually acceptable to Buyer and Seller for resolution of the disagreement, it being agreed that Buyer and Seller will jointly share the fees and expenses of such accounting firm and that any Allocation Schedule prepared by such accounting firm shall be binding on both Buyer and Seller. The Allocation Schedule shall be binding on the parties hereto, and Buyer and Seller agree to act (and cause their respective affiliates to act) in accordance with the Allocation Schedule in the preparation, filing and audit of any Tax Return, including Internal Revenue Service Form 8594, including any exhibits thereto (as well as any similar state, local or foreign form), and not to take (or permit any of their affiliates to take) any Tax, accounting or financial reporting position that is inconsistent with such Allocation Schedule, unless required to do so pursuant to a final determination as defined in Code Section 1313(a).

     3.5 Purchase Price Adjustment. The Consideration shall be subject to adjustment after the Closing as specified in this Section 3.5.

         (a) Closing Statement. As promptly as practicable, but in any event within 60 business days following the Closing, Buyer shall deliver to the Seller the Closing Statement, together with the report thereon of the Buyer's accountants, stating that the Closing Statement has been prepared in accordance with the terms of this Agreement.

         (b) Disputes. (i) Subject to clause (ii) of this Section 3.5(b), the Closing Statement delivered by Buyer to Seller shall be final, binding and conclusive on the parties hereto.

              (ii) Seller may dispute any amounts reflected on the Closing Statement to the extent the net effect of such disputed amounts in the aggregate would affect the Working Capital reflected on the Closing Statement by more $10,000, but only on the basis that the amounts reflected on the Closing Statement were not arrived at in accordance with the terms of this Agreement or were arrived at based on mathematical or clerical error; provided, however, that Seller shall have notified Buyer and Buyer's accountants in writing of each disputed item, specifying the estimated amount thereof in dispute and setting forth, in reasonable detail, the basis for such dispute, within 20 business days of Buyer's delivery of the Closing Statement to Seller. In the event of such a dispute, Seller's accountants and Buyer's accountants shall attempt to reconcile their differences, and any resolution by them as to any disputed amounts shall be final, binding and conclusive on the parties hereto. If Seller's accountants and Buyer's accountants are unable to reach a resolution with such effect within 20 business days after the receipt by Buyer of Seller's written notice of dispute, Seller's accountants and Buyer's accountants shall submit the items remaining in dispute for resolution to an independent accounting firm of national reputation mutually acceptable to Seller and Buyer (the "Independent Accounting Firm"), which shall, within 30 business days after such submission, determine and report to Seller and Buyer upon such remaining disputed items, and such report shall be final, binding and conclusive on Seller and Buyer. The fees and disbursements of the Independent Accounting Firm shall be allocated between Seller and Buyer in the same proportion that the aggregate amount of such remaining disputed items so submitted to the Independent Accounting Firm that is unsuccessfully disputed by each such party (as finally determined by the Independent Accounting Firm) bears to the total amount of such remaining disputed items so submitted.

              (iii) In acting under this Agreement, Seller's accountants, Buyer's accountants and the Independent Accounting Firm shall be entitled to the privileges and immunities of arbitrators.

     (c) Adjustment. The Closing Statement shall be deemed final for the purposes of this Section 3.5 upon the earliest of (x) the failure of Seller to notify Buyer in writing of a dispute within 20 business days of the Buyer's delivery of the Closing Statement to Seller, (y) the resolution of all disputes, pursuant to Section 3.5(b)(ii), by Seller's accountants and Buyer's accountants and (z) the resolution of all disputes, pursuant to
     Section 3.5(b)(ii), by the Independent Accounting Firm. Within three business days of the Closing Statement being deemed final, an adjustment to the Consideration shall be made as follows:

              (i) If the Excess Cash reflected on the closing certificate delivered by Seller to Buyer pursuant to Section 10.3 exceeds the Excess Cash reflected on the final Closing Statement by at least $10,000, then the Consideration shall be adjusted downward in an amount equal to such excess and Seller shall, and the Holders shall cause Seller to, pay to an amount equal to such excess to Buyer by wire transfer in immediately available funds; and

              (ii) If the Excess Cash reflected on final Closing Statement exceeds the Excess Cash reflected on the closing certificate delivered by Seller to Buyer pursuant to Section 10.3 by at least $10,000, then the Consideration shall be adjusted upward in an amount equal to such excess and Buyer shall pay to an amount equal to such excess to Seller by wire transfer in immediately available funds.

     Any payments required to be made by Seller or Buyer pursuant to this
     Section 3.5(c) shall bear interest at the rate of eight percent (8%) from the date of the Closing through the date of payment.

     4. REPRESENTATIONS AND WARRANTIES OF SELLER AND HOLDERS.

     Seller represents and warrants to Buyer that, except as otherwise disclosed in the Disclosure Schedule of even date herewith delivered by Seller to Buyer (the numbered sections of which correspond to the numbered Sections of this Agreement):

     4.1 Ownership of the Membership Interests. Seller has good and valid title to all of the Membership Interests, all of which have been duly authorized and validly issued and are fully paid and nonassessable, and are owned beneficially and of record by Seller, free and clear of all Liens, except for any restrictions which may be created by operation of state or federal securities Laws. No Person other than Seller has any claim or interest in or to any of the Membership Interests. Upon consummation of the transactions contemplated by this Agreement and registration of the Membership Interests in the name of Buyer in the records of the Company, Seller, assuming Buyer shall have purchased the Membership Interests for value in good faith and without notice of any adverse claim, will transfer to Buyer all the issued and outstanding equity of the Company free and clear of all Liens. Upon consummation of the transactions contemplated by this Agreement, the Membership Interests will be fully paid and nonassessable. There are no voting trusts, member agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Membership Interests. Seller has not issued to any Person, other than a Holder, any equity interests in Seller (including any options, warrants or other securities or rights which are convertible into or exercisable for membership or other equity interests in Seller).

     4.2 Valid and Binding Agreement. Seller has all requisite full legal right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by Buyer) this Agreement constitutes the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms.

     4.3 Organization, Good Standing and Qualification.

         (a) Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all necessary limited liability company power and authority to perform its obligations under this Agreement.

         (b) The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Company has all necessary limited liability company power and authority to carry on its business and to own, lease and operate its properties. The Company is duly qualified and in good standing as a foreign limited liability company in the jurisdictions indicated in Schedule 4.3(b), which are the only jurisdictions in which such qualification is required by Law and the failure to be so qualified would have a Material Adverse Effect. True and complete copies of the Certificate of Formation and Limited Liability Company Agreement of the Company (including all amendments thereto) have previously been delivered by Seller to Buyer. Schedule 4.3(b) sets forth a complete list of the officers, managers or directors of the Company.

     4.4 Options, Warrants, Etc. Except as set forth on Schedule 4.4, there are no outstanding subscriptions, options, rights, warrants, convertible securities or other agreements or calls, demands or commitments (i) relating to or obligating the Company or any Subsidiary to issue, transfer or purchase any limited liability company membership interests or other equity or profit interests in the Company or any Subsidiary or (ii) obligating Seller to transfer or encumber any of the Membership Interests. No limited liability company membership interests or other equity or profit interests in the Company or any Subsidiary are reserved for issuance pursuant to options, warrants, subscriptions, agreements or other rights to purchase or acquire securities.

     4.5 Subsidiaries and Investments.

         (a) Other than Creditors Interchange Receivable Management Corp., a corporation formed under the Laws of the Province of Nova Scotia, Canada ("Creditors Canada"), the Company does not own or have a right to acquire, beneficially or of record, directly or indirectly, any capital stock or other equity securities or equity or profits interest in any Person. The Creditors Canada is duly qualified and in good standing as an extra-provincial corporation in the jurisdictions indicated in Schedule 4.5(a), which are the only jurisdictions in which such qualification is required by Law and the failure to be so qualified would have a Material Adverse Effect.

         (b) Creditors Canada is a corporation duly organized, validly existing and in good standing under the Laws of the Province of Ontario, Canada. Creditors Canada has all necessary corporate power and authority to carry on its business and to own, lease and operate its properties. All of the issued and outstanding equity interests in Creditors Canada are owned, beneficially and of record, by the Company, free and clear of all Liens.

     4.6 Financial Statements and Financial Information.

         (a) Schedule 4.6(a) contains true, correct and complete copies of (i) the audited consolidated balance sheets of the Company as of December 31, 2005 and 2006, and the related audited consolidated statements of income and members' equity, and cash flows of the Company for the fiscal years then ended (the "Financial Statements") and (ii) the unaudited consolidated balance sheets of the Company as of February 28, 2007 and the related consolidated statements of income and members' equity, and cash flows of the Company for the period then ended (the "Interim Financial Statements").

         (b) The Financial Statements and the Interim Financial Statements: (i) were derived from the books and records of the Company, which accurately and consistently reflect all material transactions to which the Company was and is a party; (ii) were prepared in accordance with GAAP, subject to audit adjustments which would not (individually or in the aggregate) have a Material Adverse Effect, and, with respect to the Interim Financial Statements, to the absence of certain footnote disclosures which would otherwise be required by GAAP; (iii) fairly present in all material respects the Company's consolidated financial condition as at the dates thereof, and the results of its operations for the fiscal years or period then ended; (iv) contain and reflect all necessary material adjustments and accruals for a fair presentation of the Company's consolidated financial condition and the results of its operations as of the dates of and for the fiscal years or periods covered by such Financial Statements and Interim Financial Statements; and (v) make full and adequate provision, subject to and in accordance with GAAP, for the various assets and liabilities of the Company, fixed or contingent, and the results of its operations and transactions in its accounts, as of the dates and for the periods referred to therein. Except as set forth in the Financial Statements, the Interim Financial Statements and/or otherwise in the Disclosure Schedule, there are no Liabilities of the Company or its Subsidiaries that could, individually or in the aggregate, have a Material Adverse Effect.

         (c) Schedule 4.6(c) contains true and complete copies of the accounts receivable aging and accounts payable aging of the Company as of December 31, 2006, together with a true and complete list of all Indebtedness of the Company guaranteed by Seller and/or any of its Affiliates.

         (d) Seller owns no material assets other than the Membership Interests; and without limitation of the foregoing, no assets utilized in the Business are owned or held by Seller or any of the Holders.

     4.7 No Material Changes.

         (a) Except as set forth in Schedule 4.7(a), since December 31, 2006, the Business has continued to be operated only in the ordinary course, and there has not been:

              (i) Any material adverse change in the consolidated financial condition, operations or business of the Company from that shown on the Financial Statements (including any announced changes in the Company's or any Subsidiary's relations with any significant suppliers, clients, customers, referral sources or others having significant relationships with the Company or any Subsidiary), or any material transaction or commitment effected or entered into by the Company or any Subsidiary outside of the ordinary course of business;

              (ii) Any effect, change or circumstance which has had or could reasonably be expected to have a Material Adverse Effect;

              (iii) Any incurrence of any Indebtedness other than borrowings made in the ordinary course of business under the Company's or any Subsidiary's secured line of credit, senior term loan, term loan and notes payable in existence on December 31, 2006;

              (iv) Except as contemplated or permitted by this Agreement, any declaration, setting aside or payment of any dividend or other distribution with respect to the Membership Interests or any other payment of any kind by the Company or any Subsidiary to Seller; any forgiveness of any debt or obligation owed to the Company or any Subsidiary by Seller or any of Seller's Affiliates; or any direct or indirect redemption, purchase or other acquisition by the Company or any Subsidiary of any limited liability company interests or other equity interest in the Company or any Subsidiary; or

              (v) Any other action or event which, if taken or occurring between the date hereof and the Closing Date, would violate Section 8.5 below.

     4.8 Taxes. Except as set forth on Schedule 4.8:

         (a) Each of the Company and its Subsidiaries is treated as disregarded entities for federal, state and local income Tax purposes.

         (b) (i) All Tax Returns required to be filed by or with respect to the Seller, the Company and any Subsidiaries (including any state, local or other Tax Return that includes the Seller, the Company or any Subsidiary on a consolidated, combined or unitary basis) have been timely filed; (ii) all Taxes required to be shown on such Tax Returns or otherwise due in respect of the Seller, the Company or any Subsidiary have been timely paid; (iii) all such Tax Returns are true, correct and complete in all material respects; (iv) no adjustment relating to such Tax

Returns has been proposed formally or informally by any Governmental Authority (insofar as either relates to the activities or income of the Seller, the Company or any Subsidiary or could result in liability of the Company or any Subsidiary on the basis of joint and/or several liability) and no basis exists for any such adjustment; and (v) there are no pending or threatened Actions for the assessment or collection of Taxes against the Seller, the Company or any Subsidiary or (insofar as either relates to the activities or income of the Seller, the Company or any Subsidiary or could result in liability of the Seller, the Company or any Subsidiary on the basis of joint and/or several liability) any Person that was included in the filing of a Tax Return with the Seller on a consolidated, combined or unitary basis.

         (c) There are no Tax liens on any assets of the Company or any Subsidiary, other than Permitted Liens.

         (d) The Company and any of its Subsidiaries have each properly and timely withheld, collected and deposited all Taxes that are required to be withheld, collected and deposited under applicable Law.

         (e) None of the Company or any Subsidiary is doing business in or engaged in a trade or business in any jurisdiction in which it has not filed all required Tax Returns, and no notice or inquiry has been received from any jurisdiction in which Tax Returns have not been filed by the Company or any Subsidiary to the effect that the filing of Tax Returns may be required.

         (f) Neither the Company nor any Subsidiary has been at any time a member of any partnership or joint venture or the holder of a beneficial interest in any trust for any period for which the statute of limitations for any Tax has not expired.

         (g) (i) None of the Company and any of its Subsidiaries has waived any statute of limitations with respect to any Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency; (ii) there are no requests for information currently outstanding that could affect the Taxes of the Company or any Subsidiary; (iii) there are no proposed reassessments of any property owned by the Company or any Subsidiary to increase the amount of any Tax to which the Company or any Subsidiary would be subject; (iv) no power of attorney that is currently in force has been granted with respect to any matter relating to Taxes that could affect the Company or any Subsidiary; (v) none of the Company or any of its Subsidiaries has, to an extent that would cause a Tax liability to the Company, any (A) income reportable for a period ending after the Closing but attributable to a transaction (e.g., an installment sale) occurring in, or a change in accounting method made for, a period ending on or prior to the Closing that resulted in a deferred reporting of income from such transaction or from such change in accounting method (other than a deferred intercompany transaction), or (B) deferred gain or loss arising out of any deferred intercompany transaction; and (vi) none of the Company and any of its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return.

         (h) Schedule 4.8 (i) lists all income, franchise and similar income-type Tax Returns (federal, state, local and foreign) filed with respect to each of the Company and any of its Subsidiaries for taxable periods ended after December 31, 2002, (ii) indicates the most recent income, franchise or similar Tax Return for each relevant jurisdiction for which an audit has been completed or the statute of limitations has lapsed and (iii) indicates all Tax Returns that currently are the subject of audit.

         (i) The Company has delivered to Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against and agreed to by any of the Company and any of its Subsidiaries for taxable periods ended after December 31, 2002.

         (j) None of the Company and its Subsidiaries is a party to any Tax sharing or allocation agreement.

         (k) Each of the Company and its Subsidiaries has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code. None of the Company and its Subsidiaries has ever participated in any listed transaction, as defined in Treasury Regulation Section 1.6011-4(b)(2), required to be reported in a disclosure statement pursuant to Treasury Regulation Section 1.6011-4.

     4.9 Personal Property; Liens. The Company and each Subsidiary has good title to all of its personal property, free and clear of all Liens, except for:
(a) Permitted Liens and (b) the capital leases and equipment leases relating to such personal property. All material fixed assets owned or leased by the Company or any Subsidiary are in good operating condition and repair (reasonable wear and tear excepted).

     4.10 Real Property.

         (a) Neither the Company nor any Subsidiary owns or has any interest of any kind (whether ownership, leases or otherwise) in any real property, except to the extent of its interests as lessee under the leases for the business premises listed in Schedule 4.10(a) (collectively, the "Facilities"). True and complete copies of the lease agreements in respect of the Facilities (including all amendments thereto) have previously been provided by Seller to Buyer (the "Leases"). Neither the Company nor any Subsidiary is a sublessor with respect to any real property.

         (b) The Company and each Subsidiary (and, to Seller's knowledge, each landlord thereunder) is presently in material compliance with its obligations under the Leases, and the Facilities are in good condition (reasonable wear and tear excepted), and are adequate for the operation of the Business as presently conducted. Except as set forth on Schedule 4.10(b), no consent of any landlord under the Leases will be required in order for the subject Lease to remain in effect in accordance with its current terms, after giving effect to the sale and transfer of the Membership Interests pursuant to this Agreement.

         (c) To Seller's knowledge, the Company's and each Subsidiary's use of the Facilities in the normal conduct of the Business does not violate any applicable building, zoning or other Law affecting such real properties and, to Seller's knowledge, there are no covenants, easements, rights of way or other such conditions of record which impair the Company or any Subsidiary's use of the Facilities in the ordinary course of the Business.

         (d) During the three-year period prior to the date hereof, neither the Company nor any Subsidiary has experienced any material interruption in the delivery of adequate quantities of any utilities or other public services required by the Company or any Subsidiary in the normal operation of the Business.

     4.11 Accounts Receivable.

         (a) To the extent not already collected, all accounts receivable shown on the Financial Statements and/or the Interim Financial Statements, and all accounts receivable thereafter created or acquired by the Company or any Subsidiary (the "Accounts"), have arisen in the ordinary course of the Business, and, to the extent not already collected, and except as set forth on Schedule 4.11(a), represent amounts owed to the Company or any Subsidiary by account debtors in respect of goods, products or services provided to such account debtors by the Company or any Subsidiary, subject to customary adjustments which may be effected with customers in the ordinary course of business (which adjustments are not and will not be, in the aggregate, material to the financial condition and business of the Company or any Subsidiary), and subject to a reserve for doubtful accounts in the amount set forth in the Financial Statements and/or the Interim Financial Statements (the "Reserve").

         (b) Seller does not have any knowledge of any asserted counterclaims or set-offs in respect of any of such Accounts, or of any state of facts, events or occurrences which would impair the collection of such Accounts in the ordinary course of business, subject to (i) the Reserve, and (ii) customary adjustments which may be effected with customers in the ordinary course of business and which are not material.

     4.12 Insurance Policies. Schedule 4.12 contains a true and correct schedule of all insurance coverages held by the Company and each Subsidiary concerning its business and properties, including the names of insurers, policy limits and deductibles. None of Seller, the Company or any Subsidiary has received written notice of cancellation or intent not to renew any of such policies in the preceding two years. To Seller's knowledge, there has not occurred, and there does not exist, any condition (other than general industry-wide conditions) such as would cause any of the Company's or any Subsidiary's insurers to cancel any of the Company's or any Subsidiary's insurance coverages or would be reasonably likely to materially increase the premiums charged to the Company or any Subsidiary for coverages consistent with the scope and amounts of their existing coverages.

     4.13 Permits, Licenses and Bonds. The Company and each Subsidiary possesses all material permits, licenses, franchises and bonds, from or to whatever Governmental Authority requiring the same and having jurisdiction over the Company and each Subsidiary, necessary in order to operate its Business in the manner presently conducted. All of such permits, licenses, franchises and bonds are listed in Schedule 4.13, and true and correct copies thereof have been delivered by Seller to Buyer. The Company and each Subsidiary has complied with the requirements of such permits, licenses, franchises and bonds in all material respects (or has timely and validly cured any deficiencies in compliance), and has received no written notice of any pending or threatened proceedings for the suspension, termination, revocation or limitation thereof. All of the Company's or any Subsidiary's material permits, licenses, franchises and bonds are valid, current and in full force and effect, and except as set forth Schedule 4.13, the execution by Seller of this Agreement and the consummation by Seller of the transactions contemplated by this Agreement (a) will not, under any such permits, licenses or franchises, require any consent or approval of any Governmental Authority and
(b) will not result in a violation of, conflict with or constitute a default (or give rise to any right of termination) under any such permits, licenses or franchises.

     4.14 Contracts and Commitments.

         (a) Schedule 4.14(a) lists all real property leases, personal property leases, loan agreements, indentures, security agreements, guarantees, employment agreements, consulting agreements, non-compete or other business limitation agreements, joint venture agreements, business acquisition agreements, securities investment agreements, and all other contracts and agreements (whether written or oral) to which the Company or any Subsidiary is a party and which are material to the Business, the Company or any Subsidiary (collectively, "Material Contracts").

         (b) Except as set forth in Schedule 4.14(b): (i) all Material Contracts are valid and binding on the Company or its Subsidiaries and, to the knowledge of Seller, the other parties thereto, and are in full force and effect; (ii) neither the Company nor any Subsidiary, and to Seller's knowledge, no other party, is in material breach or default or is now subject to any condition or event which has occurred and which, after notice or lapse of time or both, would constitute a material default under any Material Contract; and
(iii) none of the Material Contracts will be voided, revoked or terminated, or voidable, revocable or terminable, upon and by reason of the consummation of the transactions contemplated by this Agreement.

         (c) There is no outstanding power of attorney granted by the Company or any Subsidiary to any Person.

         (d) Seller has made available to Buyer true and complete copies of all Material Contracts.

     4.15 Customers and Suppliers. Except as set forth in Schedule 4.15, none of the Company, any Subsidiary or Seller has received written notice of any existing, announced or anticipated changes in the policies of any customer, supplier or referral source which would reasonably be expected to have a Material Adverse Effect.

     4.16 Labor, Benefit and Employment Agreements.

         (a) Schedule 4.16(a) contains an accurate and complete list of each Employee Plan and each Employee Agreement. None of the Company, any Subsidiary or any other current or former Person under common control with the Company or any Subsidiary within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations issued thereunder (each an "ERISA Affiliate") has any plan or commitment to establish, adopt or enter into any new Employee Plan or Employee Agreement, to modify any Employee Plan or Employee Agreement

(except to the extent required by Law or to conform any such Employee Plan or Employee Agreement to the requirements of any applicable Law).

         (b) The Company, each Subsidiary and Seller has provided to Buyer correct and complete copies of: all material documents embodying or relating to each Employee Plan and each Employee Agreement including the most recent annual actuarial valuations, if any, prepared for each Employee Plan; the three most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Employee Plan; if the Company Employee Plan is funded, the most recent annual and periodic accounting of Employee Plan assets; all IRS determination, opinion, notification and advisory letters issued with respect to an Employee Plan; all correspondence to or from any governmental agency relating to any Employee Plan (other than routine correspondence that is not expected to result in liability to the Company or any Subsidiary).

         (c) The Company and its ERISA Affiliates have performed in all material respects all obligations required to be performed by them under each Employee Plan, and each Employee Plan has been established and maintained in all material respects in accordance with its terms and in material compliance with all applicable Laws, including but not limited to ERISA or the Code. Any Company Employee Plan intended to be qualified under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has, since January 1, 2000, obtained a favorable determination, notification, advisory or opinion letter, as applicable, as to its qualified status from the IRS. For each Company Employee Plan that is intended to be qualified under Section 401(a) of the Code, there has been no event, condition or circumstance that has adversely affected or, to Seller's knowledge, is likely to adversely affect such qualified status. To Seller's knowledge no "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Employee Plan. There are no actions, suits or claims pending or, to Seller's knowledge, threatened or reasonably anticipated (other than routine claims for benefits) against any Employee Plan or against the assets of any Employee Plan. Except as set forth in Schedule 4.16(c), each Employee Plan can be amended, terminated or otherwise discontinued after the Closing Date in accordance with its terms, without liability to Buyer, Company or any of its ERISA Affiliates (other than ordinary administration expenses). There are no audits, inquiries or proceedings pending or, to Seller's knowledge, threatened by the IRS or Department of Labor ("DOL"), or any other Governmental Authority with respect to any Employee Plan. Neither the Company nor any ERISA Affiliate is subject to any penalty or tax with respect to any Employee Plan. The Company and each ERISA Affiliate have timely made all contributions and other payments required by and due under the terms of each Company Employee Plan or there is time remaining in which to make such contributions on a timely basis. Except as disclosed in Schedule 4.16(c), the Company does not have any Liabilities with respect to any Employee Plan, or, to Seller's knowledge, have any potential or contingent liability in respect of any actions or transaction relating to any Employee Plan, other than to make contributions thereto if, as and when due (prior to imposition of any interest or penalties) for periods subsequent to the date hereof.

         (d) Except as set forth in Schedule 4.16(d), the Company (i) is not a party to (A) any collective bargaining agreement or other written agreement covering unionized employees, (B) any written agreement with respect to the employment or compensation of any non-hourly and/or non-union employee(s) which is not terminable without penalty by the Company on not more than thirty-one days' prior written notice, and (ii) does not have or maintain any employee manuals or handbooks or written employment policies or procedures. No union is now certified or has claimed in writing the right to be certified as a collective bargaining agent to represent any employees of the Company, and there are no organizational activities or labor disputes existing or, to Seller's knowledge, threatened, involving organizational activities, picketing, strikes, slowdowns, work stoppages, job actions or lockouts of any employees of the Company or any Subsidiary. Neither the Company nor Seller has received notice of any unfair labor practice charges or petitions for election filed, pending or being litigated before the National Labor Relations Board or any State labor relations board, in each case, with respect to the Company or any Subsidiary. Neither the Company nor any Subsidiary has received notice of any actual or alleged violation of any Law or contract term affecting the collective bargaining rights of employees, equal opportunity in employment, or employee health, safety, welfare, or wages and hours.

         (e) The Company and each Subsidiary: (i) is in compliance in all material respects with all applicable Laws respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to employees of the Company and its Subsidiaries (the "Employees");
(ii) has withheld and reported all amounts required by Law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending or, to Seller's knowledge, threatened or reasonably anticipated claims or actions against the Company or any Subsidiaries under any workers' compensation policy or long term disability policy. To Seller's knowledge, neither the Company nor any ERISA Affiliate has direct or indirect liability with respect to any misclassification of any Person as an independent contractor rather than as an employee, or with respect to any employee leased from another employer.

         (f) Except as set forth in Schedule 4.16(f), neither the Company nor any ERISA Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any (i) Employee Plan which is subject to Title IV of ERISA or Section 412 of the Code, (ii) any "multiemployer plan" (as defined in Section 3(37) of ERISA, (iii) any "multiple employer plan" (as defined in ERISA or the Code); (iv) a "funded welfare plan" within the meaning of Section 19 of the Code; (v) any Employee Plan for the benefit of service providers residing outside of the U.S.A.; or (vi) any Employee Plan in which stock of the Company or any affiliate is or was held as a plan asset. No Employee Plan provides health benefits that are not fully insured through an insurance contract.

         (g) No Company Employee Plan or Employee Agreement provides, or reflects or represents any liability to provide post termination or retiree welfare benefits to any Person for any reason, except as may be required by COBRA or other applicable statute, and neither the

Company nor any ERISA Affiliate has ever represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other Person that such Employee(s) or other Person would be provided with post termination or retiree welfare benefits, except to the extent required by statute.

         (h) Schedule 4.16(h) lists each "nonqualified deferred compensation plan" (as such term is defined in Section 409A(d)(1) of the Code and the proposed regulations thereunder) sponsored or maintained by the Company and each ERISA Affiliate that is not otherwise exempt from the application of Section 409A. Each such nonqualified deferred compensation plan has been operated since January 1, 2005 in good faith compliance with Section 409A of the Code and the proposed regulations thereunder. No payment of the amounts due under the UARP pursuant to Section 3.3 will result in any excise Taxes on the Company, any withholding obligations by the Company with respect to such payment or any penalties being imposed against the Company. To Seller's knowledge, no nonqualified deferred compensation plan has been "materially modified" (within the meaning of IRS Notice 2005-1) at any time after October 3, 2004.

         (i) Except as listed on Schedule 4.16(i), the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee. There is no contract, agreement, plan or arrangement to which the Company or any ERISA Affiliate is a party or by which it is bound that would obligate the Company or any ERISA Affiliate to make any payment that would not be deductible under
Section 280G of the Code.

     4.17 No Breach of Statute, Decree or Other Instrument. Neither the execution and delivery of this Agreement by Seller, nor the performance of or compliance with the terms and provisions of this Agreement on the part of the Company, any Subsidiary and/or Seller will (a) violate or conflict with any term of the Certificate of Formation or Limited Liability Company Agreement of the Company or the certificate of incorporation or other organizational document of any Subsidiary, or (b) materially conflict with or result in a material breach of any of the terms, conditions or provisions of any material judgment, order, injunction, decree, note, indenture loan agreement or other material instrument or agreement to which the Company, any Subsidiary or Seller is a party or by which the Company, any Subsidiary or Seller is bound, or constitute a material default thereunder. Except as disclosed in Schedule 4.17, no consent, authorization or approval of or filing with any Governmental Authority, or any third party, will be required on the part of the Company, any Subsidiary or Seller in connection with the consummation of the transactions contemplated by this Agreement.

     4.18 Compliance with Laws.

         (a) The Company and each Subsidiary is, and has been for the past three years, in compliance, in all material respects, with all Laws and Governmental Orders (including the Fair Debt Collection Practices Act of 1977, Fair Credit Reporting Act, the Federal Truth-in-Lending Act, the Fair Credit Billing Act, the Gramm-Leach-Bliley Act and the Health Insurance

Portability and Accountability Act of 1996), and all requirements of insurance carriers, applicable to its business, affairs, properties or assets.

         (b) None of the Company, any Subsidiary or Seller has received written notice of material default or violation, nor is the Company or any Subsidiary in default or violation, in any material respect, with respect to any Laws or Governmental Orders relating to the Company's or any Subsidiary's business, affairs, properties or assets. None of the Company, any Subsidiary or Seller has received notice of or been charged with, and is not, to Seller's knowledge, under investigation with respect to any material violation of any provision of any Law or Governmental Order relating to the Company's or any Subsidiary business, affairs, properties or assets.

         (c)  The foregoing representations and warranties set forth in this
Section 4.18 shall not apply to (i) environmental matters, which are exclusively provided for in Section 4.23 hereof (ii) matters related to Taxes, which are exclusively provided for in Section 4.8 hereof, or (iii) matters related to Employee Plans, which are exclusively provided for in Section 4.16 hereof.

     4.19 Litigation. Except as disclosed in Schedule 4.19, there is no Action pending, or to the knowledge of Seller, threatened, by or against the Company, any Subsidiary or any of their business, assets or properties.

     4.20 Patents, Licenses and other Intellectual Property.

         (a) Except as set forth in Schedule 4.20, there are no (i) patents, patent applications, copyright registrations and applications, registered trade names, and trademark registrations and applications, both domestic and foreign, which are presently owned, filed or held by the Company and/or any of its Subsidiaries, managers, directors, officers or employees and which in any way relate to or are used in the Business; or (ii) franchises, licenses and/or similar arrangements concerning intellectual property granted to the Company or any Subsidiary by others and/or to others by the Company or any Subsidiary excluding any licenses for Desktop Software (collectively, the "Intellectual Property"). "Desktop Software" means any third party computer software valued at less than $25,000 per license or third party software that is licensed for use on desktop or laptop computers or related servers other than by a written agreement executed by the licensee, including software licensed by shrink wrap or click wrap licenses, the Microsoft Windows class of operating system software, and Microsoft Office or similar office productivity software.

         (b) None of the Intellectual Property listed in Schedule 4.20 is subject to any pending challenge known to Seller or any of the Holders. To Seller's knowledge, the Company and each Subsidiary has the valid right to utilize all Intellectual Property utilized in the Business, and none of the Company, any Subsidiary or Seller has received notice of any claimed infringement of any such Intellectual Property with the rights or property of any other Person.

         (c) Either the Company or a Subsidiary is the exclusive owner of the entire and unencumbered right, title and interest in and to, or has valid right to use, the patents, trademarks, copyrights, software and other intellectual property used in the ordinary course of the Business as currently conducted, including the Intellectual Property.

         (d) The Intellectual Property includes all of the material intellectual property used in the ordinary day-to-day conduct of the Business. The Intellectual Property is valid, enforceable and subsisting, and has not been adjudged invalid or unenforceable in whole or part.

     4.21 Transactions with Affiliates. Except as set forth on Schedule 4.21,

         (a) No material asset employed in the Business (including any historical performance, records, models, strategies and/or results in the Company's database) is owned by, leased or licensed from or leased or licensed to Seller, any of Seller's Affiliates (other than the Company or any Subsidiary), or any officer, director or employee of the Company or any Affiliate of the Company or any Subsidiary.

         (b) No employee, officer or director of Seller, the Company, any Subsidiary or any Affiliate and no relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such officer or director has any direct or indirect financial interest in any competitor, supplier or customer of the Company, any Subsidiary or the Business; provided, however, that the ownership of securities representing no more than five percent of the outstanding voting power of any competitor, supplier or customer and that are also listed on any national securities exchange, shall not be deemed to be a "financial interest" so long as the Person owning such securities has no other connection or relationship with such competitor, supplier or customer.

         (c) No employee, officer or director of Seller, the Company, any Subsidiary or any Affiliate and no relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such employee, officer or director has outstanding any Indebtedness to the Company or any Subsidiary.

     4.22 Bank Accounts. Schedule 4.22 sets forth a list of all bank accounts and safe deposit boxes maintained by or on behalf of the Company or any Subsidiary, with indication of all persons having signatory, access or other authority with respect thereto.

     4.23 Environmental Matters.

         (a) As used in this Section 4.23: (i) the term "Environmental Laws" means all Laws relating to the treatment, storage, disposal or release of air pollutants, water pollutants or processed waste water or otherwise relating to human health, the environment or hazardous substances, including but not limited to the Federal Solid Waste Disposal Act; the Federal Clean Air Act (including the Clean Air Act Amendments of 1990); the Federal Water Pollution Control Act; the Hazardous Materials Transportation Act; the Federal Toxic Substances Control Act; the Federal Resource Conservation and Recovery Act of 1976; the National Environmental Policy Act; the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") and similar state Laws, all amendments to any of the foregoing statutes, and all regulations promulgated by any federal or state agencies, including the Environmental Protection Agency, regulations of the Nuclear Regulatory Agency, and regulations of any state department of natural resources or state environmental protection agency now or at any time hereinafter in effect; (ii) the terms "hazardous substances," "release," "respond," "response," and all variations and derivatives thereof shall mean and include all radioactive materials, asbestos and asbestos-containing materials, PCB's, petroleum products and by-products, all solid, semi-solid, liquid or gaseous substances which are toxic, ignitable, corrosive, carcinogenic or otherwise dangerous to human, plant or animal health, and all substances defined or listed as "hazardous substances," "toxic substances," "hazardous waste," "toxic pollutants" in, or otherwise regulated under any Environmental Law, including the meanings ascribed to them in CERCLA.

         (b) The Company and each Subsidiary is in material compliance with all Environmental Laws applicable to the Business. None of the Company, any Subsidiary or Seller has received written notice of any pending or threatened Action which in any instance (i) asserts or alleges any violation of applicable Environmental Laws on the part of the Company, (ii) asserts or alleges that the Company or any Subsidiary is required to clean up, remove or otherwise take remedial or other response action due to the disposal, depositing, discharge, leaking or other release of any hazardous substances or materials, or (iii) asserts or alleges that the Company or any Subsidiary is required to pay all or any portion of the costs of any past, present or future cleanup, removal or remedial or other response action which arises out of or is related to the disposal, depositing, discharge, leaking or other release of any hazardous substances or materials by the Company or any Subsidiary. Neither the Company nor any Subsidiary is subject to any judgment, decree, order or citation related to or arising out of any Environmental Laws. To Seller's knowledge, neither the Company nor any Subsidiary has been named or listed as a potentially responsible party by any governmental body or agency in any matter arising under any Environmental Laws. Neither the Company nor any Subsidiary is a participant in, nor does Seller have knowledge of, any governmental investigation involving the Company's or any Subsidiary's use of any of the Facilities.

         (c) Neither the Company nor any Subsidiary has caused or permitted any hazardous substances or other materials to be stored, deposited, treated, recycled or disposed of on, under or at any of the Facilities which materials, if known to be present, would reasonably be expected to require or authorize cleanup, removal or other remedial action under any applicable Environmental Laws.

         (d) The Company and each Subsidiary has in full force and effect all material permits, licenses and approvals required to be maintained under any Environmental Laws applicable to the Company or any Subsidiary or the Company's or any Subsidiary's use of the Facilities.

     4.24 Sensitive Payments. Neither the Company nor any Subsidiary has (a) made any contributions, payments or gifts to or for the private use of any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift is illegal under the Laws of the United States or the jurisdiction in which made, (b) established or maintained any unrecorded fund or asset for any purpose or made any false or artificial entries on its books, (c) given or received any payments or other forms of remuneration in connection with the referral of patients which would violate the Medicare/Medicaid Anti-Kickback Law, Section 1128(b) of the Social Security Act, 42 U.S.C. ss. 1320a-7b(b) or any analogous state statute, or (d) made any payments to any Person with the intention that any part of such payment was to be used for any purpose other than that described in the documents supporting the payment.

     4.25 Investment Matters.

         (a) At the execution and delivery of this Agreement and at Closing Seller is and will be an Accredited Investor.

         (b) Seller has received and carefully reviewed the Buyer SEC Reports, and understands that such material does not contain the type of disclosure that would be found typically in a private placement memorandum. Seller has had the opportunity to make inquiries of the management of Buyer and to obtain such additional information as each Seller has deemed necessary to make an informed investment decision regarding the Buyer Common Stock and the Consideration paid therefor.

         (c) Seller acknowledges and agrees that no representations or warranties have been made to it by Buyer or any director, officer, employee or affiliate of Buyer other than as expressly contained in this Agreement. In entering this transaction Seller is not relying upon any information, other than that which is expressly set forth in this Agreement and that which Seller has obtained as a result of Seller's due diligence, including review of all materials delivered to Seller pursuant to the terms of this Agreement, and Seller's own independent analysis of the risks of investment represented by the Buyer Common Stock.

         (d) SELLER ACKNOWLEDGES THAT THE SHARES OF BUYER COMMON STOCK HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY STATE SECURITIES LAWS; THE BUYER COMMON STOCK MAY NOT BE SOLD OR OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, EXCEPT IN STRICT ACCORDANCE WITH THE TERMS OF THIS AGREEMENT AND PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (ii) AN EFFECTIVE EXEMPTION FROM ANY SUCH REGISTRATION REQUIREMENTS. Seller understands no federal or state agency has made any finding or determination as to any aspect of the investment in the Buyer Common Stock.

         (e) Seller is fully capable of bearing the economic risk of each Seller's investment in the Buyer Common Stock, including a total loss thereof. The economic risk of Seller's investment shall be borne solely by Seller for an indefinite period of time and there is not now, and there may never be, an active public market for the Buyer Common Stock.

         (f) Seller has sought and received such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the execution of this Agreement and the acquisition of the Buyer Common Stock.

         (g) Except for the distributions of Buyer Common Stock to the Persons and in the manner specified in Schedule 4.25(g), Seller will be acquiring and accepting the shares of Buyer Common Stock for its own account for investment and with no present intention of distributing such shares, but without prejudice to its right at all times to sell or otherwise dispose of all or any part of the Buyer Common Stock under an appropriate registration statement filed under the Securities Act, or in a transaction exempt from the registration requirements of the Securities Act and exempt from any applicable state securities Laws

         4.26 Employees.

         (a) Schedule 4.26(a) lists the name, place of employment, the current annual salary rates, bonuses, deferred or contingent compensation, pension, accrued vacation, "golden parachute" and other like benefits paid or payable (in cash or otherwise) in 2005 and 2006, the date of employment, and position of each current salaried Employee, officer, director or consultant of the Company or any Subsidiary whose annual compensation exceeded (or, in 2007, is expected to exceed) $75,000.

         (b) Schedule 4.26(b) sets forth all directors, officers, management Employees and technical and professional employees of the Company or any Subsidiary who are under written obligation to the Company to maintain in confidence all confidential or proprietary information acquired by them in the course of their employment.

     4.27 Duty of Inquiry. Buyer is not and will not be required to undertake any independent investigation to determine the truth, accuracy and completeness of the representations and warranties made by Seller and the Holders in this Agreement.

     5. REPRESENTATIONS AND WARRANTIES OF HOLDERS.

     Each Holder, severally (and not jointly), represents and warrants to Buyer that, except as otherwise disclosed in the Disclosure Schedule:

     5.1 Ownership of the Membership Interests in Seller. Each Holder owns, beneficially and of record, the issued and outstanding membership or other equity interests in Seller (including any options, warrants or other securities or rights which are convertible into or exercisable for membership or other equity interests in Seller) in the amounts specified in Schedule 5.1.

     5.2 Valid and Binding Agreement. Such Holder has all requisite full legal right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Holder, and (assuming due authorization, execution and delivery by Buyer) this Agreement constitutes the legal, valid and binding obligation of such Holder enforceable against such Holder in accordance with its terms.

     5.3 No Breach of Statute, Decree or Other Instrument. Neither the execution and delivery of this Agreement by such Holder will (a) violate the organizational documents of such Holder (if any) or (b) conflict with or result in a breach of any of the terms, conditions or provisions of any judgment, order, injunction, decree, note, indenture loan agreement or other instrument or agreement to which such Holder is a party or by which such Holder is bound.

     5.4 Litigation. Except as disclosed in Schedule 5.4, there is no Action pending, or to the knowledge of such Holder, threatened by or against such Holder with respect to the Company, any Subsidiary or any of the Company's or its Subsidiaries' business, assets or properties.

     5.5 Investment Matters.

         (a) At the execution and delivery of this Agreement and at Closing such Holder is and will be an Accredited Investor.

         (b) Such Holder will be acquiring and accepting the shares of Buyer Common Stock for its own account for investment and with no present intention of distributing such shares, but without prejudice to its right at all times to sell or otherwise dispose of all or any part of the Buyer Common Stock under an appropriate registration statement filed under the Securities Act, or in a transaction exempt from the registration requirements of the Securities Act and exempt from any applicable state securities Laws.

         (c) Such Holder has received and carefully reviewed the Buyer SEC Reports, and understands that such material does not contain the type of disclosure that would be found typically in a private placement memorandum. Such Holder has had the opportunity to make inquiries of the management of Buyer and to obtain such additional information as such Holder has deemed necessary to make an informed investment decision regarding the Buyer Common Stock and the Consideration paid therefor.

         (d) Such Holder acknowledges and agrees that no representations or warranties have been made to it by Buyer or any director, officer, employee or affiliate of Buyer other than as expressly contained in this Agreement. In entering this transaction such Holder is not relying upon any information, other than that which is expressly set forth in this Agreement and that which such Holder has obtained as a result of Seller's due diligence, including review of all materials delivered to Seller pursuant to the terms of this Agreement, and such Holder's own independent analysis of the risks of investment represented by the Buyer Common Stock.

         (e) SUCH HOLDER ACKNOWLEDGES THAT THE SHARES OF BUYER COMMON STOCK HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY STATE SECURITIES LAWS; THE BUYER COMMON STOCK MAY NOT BE SOLD OR OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, EXCEPT IN STRICT ACCORDANCE WITH THE TERMS OF THIS AGREEMENT AND PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (ii) AN EFFECTIVE EXEMPTION FROM ANY SUCH REGISTRATION REQUIREMENTS. Such Holder understands no federal or state agency has made any finding or determination as to any aspect of the investment in the Buyer Common Stock.

         (f) Such Holder is fully capable of bearing the economic risk of such Holder's and Seller's investment in the Buyer Common Stock, including a total loss thereof. The economic risk of such Holder's and Seller's investment shall be borne solely by such Holder and Seller for an indefinite period of time and there is not now, and there may never be, an active public market for the Buyer Common Stock.

         (g) Such Holder has sought and received such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the execution of this Agreement and the acquisition of the Buyer Common Stock.

     6. REPRESENTATIONS AND WARRANTIES OF BUYER.

     Buyer hereby represents and warrants to Seller and the Holders as follows:

     6.1 Organization, Good Standing and Qualification. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all necessary corporate power and authority to execute and deliver this Agreement and the Registration Rights Agreement, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby.

     6.2 Authorization of Agreement. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Buyer have been duly and validly authorized by the Board of Directors of Buyer; and Buyer has the full legal right, power and authority to execute and deliver this Agreement and the Registration Rights Agreement, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby. No further corporate authorization is necessary on the part of Buyer to consummate the transactions contemplated hereby other than the approval of the issuance of the Buyer Common Stock in accordance with Sections 712 and/or 713 of the American Stock Exchange Company Guide, if required.

     6.3 Valid and Binding Agreement. This Agreement (and, when executed and delivered, the Registration Rights Agreement) constitutes (and will constitute) the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

     6.4 No Breach of Statute, Decree or Other Instrument. Neither the execution and delivery of this Agreement by Buyer, nor compliance with the terms and provisions of this Agreement on the part of Buyer, will: (a) violate the Certificate of Incorporation or By-laws of Buyer, or any statute or regulation of any Governmental Authority which affects and is material to the business of Buyer; (b) require the issuance to Buyer of any authorization, license, consent or approval of any federal or state Governmental Authority; or (c) materially conflict with or result in a material breach of any of the terms, conditions or provisions of any material judgment, order, injunction, decree, note, indenture, loan agreement or other material agreement or instrument to which Buyer is a party, or by which Buyer is bound, or constitute a material default thereunder. Other than filings required by the SEC, no consent, authorization or approval of or filing with any Governmental Authority, or any third party, will be required on the part of Buyer in connection with the consummation of the transactions contemplated hereby.

     6.5 SEC Reports; Financials.

         (a) Since February 24, 2003, Buyer has filed all reports required to be filed by it with the U.S. Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") (such reports, together with all registration statements, prospectuses and proxy statements filed by Buyer, are collectively referred to as the "Buyer SEC Reports"). As of their respective dates, all such Buyer SEC Reports complied in all material respects with the applicable requirements of the Exchange Act. Seller and the Holders are entitled to rely upon the Buyer SEC Reports as a material inducement for it to enter into this Agreement and to acquire the Buyer Common Stock. The Buyer SEC Reports do not contain a misstatement of a material fact, or omit to state any material fact the absence of which, under the circumstances, is materially misleading. There exists no condition, circumstance or event, which, at present or after notice or lapse of time or both, might require Buyer to file a Form 8-K with respect thereto. To the knowledge of Buyer, and its officers, managers and directors, there is no reason to expect that any of the Buyer SEC Reports will disclose any one or more facts or circumstances which could have a Buyer Material Adverse Effect. Neither Buyer nor any Affiliate of Buyer nor any officer or director of Buyer of any such Affiliate is under investigation or has been adversely characterized by the SEC or any state securities and banking commission.

         (b) Set forth in Buyer's final prospectus dated November 3, 2006 and Buyer's 10-KSB for the fiscal year ended December 31, 2006 are true, correct and complete copies of (i) the audited consolidated balance sheets of Buyer as of December 31, 2005 and 2006, and the related audited consolidated statements of income and members' equity, and cash flows of Buyer for the fiscal years then ended (the "Buyer Financial Statements").

         (c) The Buyer Financial Statements: (i) were derived from the books and records of Buyer, which accurately and consistently reflect all transactions to which Buyer was and is a party; (ii) were prepared in accordance with GAAP, subject to audit adjustments which would not (individually or in the aggregate) have a Buyer Material Adverse Effect, and to the absence of certain footnote disclosures which would otherwise be required by GAAP; (iii) fairly present in all material respects Buyer's consolidated financial condition as at the dates thereof, and the results of its operations for the fiscal years then ended; (iv) contain and reflect all necessary material adjustments and accruals for a fair presentation of Buyer's consolidated financial condition and the results of its operations as of the dates of and for the fiscal years covered by such Buyer Financial Statements; and (v) make full and adequate provision, subject to and in accordance with GAAP, for the various assets and liabilities of Buyer, fixed or contingent, and the results of its operations and transactions in its accounts, as of the dates and for the periods referred to therein.

     6.6 Purchase of Membership Interests for Investment. Buyer will be acquiring ownership of the Membership Interests for its own account, for investment purposes only, and not with a view to the resale or distribution thereof in violation of any applicable securities Laws.

     6.7 Status of Buyer Common Stock. All shares of Buyer Common Stock shall, upon issuance in accordance with the terms of this Agreement, be duly authorized, validly issued, fully paid and nonassessable and, except as limited by applicable Law (including the Securities Act) and except as otherwise provided in this Agreement, freely transferable.

     6.8 No Material Changes.

         (a) Since December 31, 2006, except as set forth in the Buyer 2007 SEC Reports, there has not been:

              (i) Any material adverse change in the financial condition, operations or business of Buyer from that shown on the Buyer Financial Statements (including any announced changes in Buyer's relations with any significant suppliers, clients, customers, referral sources or others having significant relationships with Buyer), or any material transaction or commitment effected or entered into by Buyer outside of the ordinary course of business;

              (ii) Any effect, change or circumstance which has had, or could reasonably be expected to have, a Buyer Material Adverse Effect; or

              (iii) Any incurrence of any material Liability outside of the ordinary course of business.

     6.9 Litigation. Except as set forth in the Buyer 2007 SEC Reports, there is no Action pending, or to the knowledge of Buyer threatened, by or against Buyer or any of its assets or properties which, if adversely determined, would have a Buyer Material Adverse Effect.

     6.10 Compliance with Laws.

         (a) Except as set forth in the Buyer 2007 SEC Reports, Buyer is, and has been for the past three years, in compliance, in all material respects, with all Laws and Governmental Orders (including the Fair Debt Collection Practices Act of 1977, Fair Credit Reporting Act, the Federal Truth-in-Lending Act, the Fair Credit Billing Act, the Gramm-Leach-Bliley Act and the Health Insurance Portability and Accountability Act of 1996), and all requirements of insurance carriers, applicable to its business, affairs, properties or assets.

         (b) Except as set forth in the Buyer 2007 SEC Reports, Buyer has not received notice of material default or violation, nor is Buyer in default or violation, in any material respect, with respect to any Laws or Governmental Orders relating to Buyer's business, affairs, properties or assets. Buyer has not received notice of or been charged with, and is not, to Buyer's knowledge, under investigation with respect to any violation of any provision of any Law or Governmental Order relating to Buyer's business, affairs, properties or assets, which violation would reasonably be expected to have a Buyer Material Adverse Effect.

     6.11 Solvency. Immediately after giving effect to the transactions contemplated by this Agreement and the incurrence of any Indebtedness therewith, the assets of Buyer will exceed its Liabilities. In connection with the consummation of the transactions contemplated hereby and the incurrence of any Indebtedness in connection therewith, Buyer does not intend that it would incur debts that would be beyond its ability to pay as the debts mature. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Business.

     6.12 Sensitive Payments. Buyer has not (a) made any contributions, payments or gifts to or for the private use of any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift is illegal under the Laws of the United States or the jurisdiction in which made, (b) established or maintained any unrecorded fund or asset for any purpose or made any false or artificial entries on its books, (c) given or received any payments or other forms of remuneration in connection with the referral of patients which would violate the Medicare/Medicaid Anti-Kickback Law, Section 1128(b) of the Social Security Act, 42 U.S.C. ss. 1320a-7b(b) or any analogous state statute, or (d) made any payments to any Person with the intention that any part of such payment was to be used for any purpose other than that described in the documents supporting the payment.

     6.13 Duty of Inquiry. None of Seller, the Holders or the Company is or will be required to undertake any independent investigation to determine the truth, accuracy and completeness of the representations and warranties made by Buyer in this Agreement.

     7. BUYER'S OBLIGATIONS BEFORE THE CLOSING DATE.

     Buyer covenants and agree that, from the date hereof until the Closing
Date:

     7.1 Efforts to Obtain Funding.

         (a) Buyer shall use its commercially reasonable efforts to obtain the Financing. If at any time it becomes reasonably likely that Buyer will be unable for any reason to consummate the Financing, Buyer will promptly notify the Company and Seller.

         (b) Without limiting the generality of the obligations set forth in subsection (a) above, Buyer shall use its commercially reasonable efforts to cause the conditions which are set forth in any financing commitment letters or financing comfort letter to be fulfilled in accordance with their terms as soon as commercially reasonably practicable. Buyer shall use its commercially reasonable efforts to, and shall use its commercially reasonable efforts to cause its representatives to, deliver all documents and instruments reasonably necessary to satisfy the conditions to the Financing and assist with the syndication or marketing of the Financing.

     (c) Buyer shall regularly, but in no event less frequently than weekly, update the Company and Seller regarding the status and efforts to obtain the Financing, including the identity of potential lending sources, the conditions of such Financing and such other information as the Company and Seller reasonably request.

     7.2 Notice of Funding Failure. Buyer shall promptly deliver written notice to the Company and Seller if Buyer has been notified or if it reasonably believes that any of its equity or debt financing sources will not fund the transactions contemplated by this Agreement.

     7.3 Efforts to obtain Stockholder Vote. Buyer shall use reasonable efforts to obtain stockholder approval in accordance with Sections 712 and/or 713 of the American Stock Exchange Company Guide, if required.

     8. SELLER'S OBLIGATIONS BEFORE THE CLOSING DATE.

     Seller covenants and agrees that, from the date hereof until the Closing
Date:

     8.1 Access to Information. The Company and Seller shall permit Buyer and its counsel, accountants and other representatives, upon reasonable advance notice to the Company, during normal business hours and without undue disruption of the business of the Company, to have reasonable access to all properties, books, accounts, records, contracts, documents and information relating to the Company and each Subsidiary. Buyer and its representatives shall also be permitted to consult with the Company's and each Subsidiary's officers, counsel and accountants concerning the business of the Company and each such Subsidiary, and, with Seller's prior consent, conduct interviews with employees of the Company and each such Subsidiary (subject to such procedures as may reasonably be established by Seller).

     8.2 Conduct of Business in Ordinary Course. The Company and each Subsidiary shall, and the Seller shall cause the Company and each Subsidiary to, carry on its business activities in substantially the same manner as heretofore conducted, and shall not make or institute any unusual or novel methods of service, sale, purchase, lease, management, accounting or operation that will vary materially from those methods used by the Company and each Subsidiary as of the date hereof, without in each instance obtaining the prior written consent of Buyer.

     8.3 Preservation of Business and Relationships. The Company and each Subsidiary shall, and Seller shall cause the Company and each Subsidiary to, without making or incurring any unusual commitments or expenditures, use its reasonable best efforts to preserve its business organization intact and to preserve its present relationships with referral sources, clients, customers, suppliers and others having business relationships with it.

     8.4 Maintenance of Insurance. The Company and each Subsidiary shall, and Seller shall cause the Company and each Subsidiary to, continue to carry its existing insurance coverage, to the extent obtainable upon reasonable terms.

     8.5 Corporate Matters. The Company and each Subsidiary shall not, and Seller shall cause the Company and each Subsidiary not to, without the prior written consent of Buyer:

     (a) amend its Certificate of Formation, Limited Liability Company Agreement, certificate of incorporation or other organizational documents;

     (b) issue or sell any limited liability company membership interests or any other equity interests or profit participations in the Company or any Subsidiary;

     (c) issue or create any warrants, obligations, subscriptions, options, convertible securities or other commitments under which any additional limited liability company membership interests, other equity interests or profit participations might be directly or indirectly issued;

     (d) amend, cancel or modify in any material respect any Material Contract or enter into or modify any material new agreement, commitment or transaction other than in the ordinary course of business;

     (e) pay, grant or authorize any salary increases or bonuses except in the ordinary course of business and consistent with past practice, or enter into any employment agreement, consulting agreement, management agreement or Employee Plan, other than in the ordinary course of business;

     (f) except pursuant to commitments in effect on the date hereof or as otherwise set forth in Schedule 8.5(f) of the Disclosure Schedule, make any capital expenditure(s) or commitment(s), whether by means of purchase, lease or otherwise, or any operating lease commitment(s), in excess of $100,000 in the aggregate;

     (g) except as set forth in Schedule 8.5(g), sell, assign or dispose of any capital asset(s) with a net book value in excess of $25,000 as to any one item or $100,000 in the aggregate as to all items;

     (h) materially change its method of collection of accounts or notes receivable, accelerate or slow its payment of accounts payable, or prepay any of its Liabilities, other than prepayments to take advantage of trade discounts not otherwise inconsistent with or in excess of historical prepayment practices;

     (i) incur any Indebtedness, except in the ordinary course of business under the Company's secured line of credit in existence on December 31, 2006;

     (j) transfer, dispose of or license any assets or properties, except in the ordinary course of business consistent with past practices, or subject any of its assets or properties to any Liens, other than Permitted Liens;

     (k) forgive any Indebtedness owed to it by Seller or any of its Affiliates (except to the extent of any set-off against any Indebtedness owed by the Company to Seller or any of its Affiliates);

     (l) pay any dividend or distribution except the distribution of Excess Cash and the distribution related to Taxes as each are contemplated by Section 3.2;

     (m) merge with, enter into a consolidation with or acquire an equity interest in any Person or acquire a substantial portion of the assets or business of any Person or any division or line of business thereof, or otherwise acquire any material assets other than in the ordinary course of business consistent with past practice;

     (n) except as it relates to the consummation of the transactions contemplated by this Agreement, enter into any agreement, arrangement or transaction with any of the Company's, any Subsidiary's or Seller's directors, officers, employees or members (or with any relative, beneficiary, spouse or Affiliate of such Persons);

     (o) disclose any secret or confidential Intellectual Property (except by way of issuance of a patent) or permit to lapse or become abandoned any Intellectual Property (or any registration or grant thereof or any application relating thereto) to which, or under which, the Company has any right, title, interest or license;

     (p) fail to maintain the Company's and each Subsidiary's offices, Facilities property and equipment in good repair and operating conditions, ordinary wear and tear excepted;

     (q) except in the ordinary course of business, incur any material Liability; or

     (r) agree to do, or take any action in furtherance of, any of the foregoing.

     9. ADDITIONAL AGREEMENTS OF THE PARTIES.

     9.1 Confidentiality. Notwithstanding anything to the contrary contained in this Agreement, and subject only to any disclosure requirements which may be imposed upon any party under applicable state or federal securities or antitrust Laws, it is expressly understood and agreed by Buyer, Seller and each Holder that (a) this Agreement, the Disclosure Schedule and the conversations, negotiations and transactions relating hereto and/or contemplated hereby, and the terms and conditions hereof and thereof, and (b) all non-public financial information, business records and other non-public information concerning Seller, the Company or Buyer which any of Buyer, the Company, Seller and each Holder or their respective representatives has received or may hereafter receive, shall be maintained in the strictest confidence by Buyer, the Company, Seller and each Holder and their respective representatives, and shall not be disclosed to any Person that is not associated or affiliated with any of Buyer, the Company, Seller and each Holder and involved in the transactions contemplated hereby, without the prior written approval of Seller or Buyer, as applicable. Neither party shall issue any press release or other public announcement regarding the transactions contemplated hereby without the prior approval of the other party (such approval not to be unreasonably withheld or delayed) unless compelled to do so upon advice of counsel and there is insufficient time to obtain approval hereunder. In the event that the transactions contemplated hereby shall not be consummated for any reason, each of Buyer, the Company, Seller and each Holder covenants and agrees that neither they nor their respective representatives shall retain any documents, lists or other writings which they may have received or obtained in connection herewith or any documents incorporating any of the information contained in any of the same (all of which, and all copies thereof in the possession or control of themselves or their representatives, shall be returned to the original source of the material at issue and all work papers, data files, and other records destroyed). Notwithstanding the foregoing, nothing in this Section 9.1 shall limit or restrict the dissemination of information by a Holder (a) to its Affiliates, limited partners, lenders, investors or prospective lenders or investors or (b) as required by a Governmental Authority or self-regulating body. This Section 9.1 shall be in addition to the agreements of the parties contained in that certain Confidentiality Agreement between the parties dated as of February 2, 2007 (the "Confidentiality Agreement").

     9.2 Termination of Other Negotiations; Exclusivity. None of the Company, Seller or any Holder shall, directly or indirectly, for a period commencing on the date hereof until the earlier of the Closing or the termination of this Agreement in accordance with its terms, consider, solicit, encourage (including by way of furnishing any non-public information concerning the Company's business, properties or assets), negotiate or accept any offer with or from, or enter into any agreement with, any other Person for the sale of the Business (whether through merger, consolidation or other business combination, sale or other disposition of all or a substantial part of the assets of the Company or any Subsidiary, or sale or other disposition of any limited liability company membership interests or other equity or profits interests of the Company, any Subsidiary or Seller). Each Holder and Seller immediately shall cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any Persons conducted heretofore with respect to any of the foregoing. Seller shall notify Buyer promptly if any such proposal or offer, or any inquiry or other contact with any Person with respect thereto, is made and shall, in any such notice to Buyer, indicate in reasonable detail the identity of the Person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or other contact. Seller agrees not to and to cause the Company not to, without the prior written consent of Buyer, release any Person from, or waive any provision of, any confidentiality or standstill agreement to which any Holder, Seller or the Company is a party.

     9.3 Voting by the Holders. Each of the Holders hereby agrees, subject to applicable Law and if necessary or appropriate under Seller's operating agreement, to vote its or his limited liability company membership interests in Seller in favor of the transactions contemplated hereby.

     9.4 Non-Interference; Further Assurances. Each party shall use all reasonable efforts to perform its respective pre-Closing covenants hereunder and to fulfill the conditions precedent provided in this Agreement (to the extent within such party's control). In addition, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable Law, and to execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated hereby.

     9.5 Release. The Holders and Seller covenant and agree, on or prior to the Closing, to execute and deliver to the Company, for the benefit of the Company, a general release and discharge, in form and substance satisfactory to Buyer, releasing and discharging the Company from any and all Liabilities to the Holders, Seller and their Affiliates, except for (a) any liability arising under or related to this Agreement and the documents and agreements delivered in connection herewith or as a condition hereof, including any employment agreement or shareholder agreement effective on or after the Closing Date, (b) ordinary compensation, benefit or bonus amounts owed to such Holder pursuant to his employment relationship with the Company or (c) ordinary course indemnification obligations of the Company to its officers and directors (including former officers and directors).

     9.6 Notice of Developments. Prior to the Closing, Seller shall promptly notify Buyer in writing of (a) all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which could result in any breach of a representation or warranty or covenant of the Holders or Seller in this Agreement or which could have the effect of making any representation or warranty of Seller in this Agreement untrue or incorrect, in each case to the extent such breach, untruthfulness or incorrectness, individually or in the aggregate, would or would reasonably be expected to have a Material Adverse Effect and (b) all other developments affecting the assets, Liabilities, business, financial condition, operations, results of operations, customer or supplier relations, employee relations, projections or prospects of the Company which, individually or in the aggregate, would or would reasonably be expected to have a Material Adverse Effect.

     10. CONDITIONS PRECEDENT TO BUYER'S PERFORMANCE.

     The obligations of Buyer to consummate the transactions contemplated by this Agreement are further subject to the satisfaction, at or before the Closing Date, of all the following conditions, any one or more of which may be waived in writing by Buyer:

     10.1 Accuracy of Representations and Warranties. All representations and warranties made by Seller and each Holder in this Agreement and the Disclosure Schedules shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of that date (except those representations and warranties made as of a specified date, which shall be so true and correct as of such specified date).

     10.2 Performance. Seller and each Holder shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Seller and/or each Holder on or before the Closing Date, including all covenants and agreements described in Sections 8 and 9 of this Agreement.

     10.3 Certification. Buyer shall have received a certificate, dated the Closing Date, signed by Seller, certifying, in such detail as Buyer and its counsel may reasonably request, (a) that the conditions specified in Sections
10.1 and 10.2 above and Section 10.6 below have been fulfilled, (b) the total outstanding Indebtedness of the Company as of the Closing Date and (c) the Working Capital of the Company and cash and cash equivalents of the Company on hand as of the close of business on the Closing Date, including the amount of the Excess Cash.

     10.4 Absence of Litigation. No action, suit or proceeding by or before any court or any governmental body or authority, against any Holder, Seller or the Company or pertaining to the transactions contemplated by this Agreement or their consummation, shall be pending or threatened on the Closing Date, which action, suit or proceeding would, if determined adversely, have a Material Adverse Effect on the Company or impair the ability of Seller to transfer and deliver to Buyer all of the Membership Interests free and clear of all liens (except any restrictions which may be created by operation of state or federal securities Laws).

     10.5 Consents; Releases. Those consents identified on Schedule 10.5 shall have been obtained and true and complete copies thereof delivered to Buyer. Buyer shall have received executed payoff and release letters from all holders of Indebtedness, confirming the aggregate amounts payable by the Company in respect of such Indebtedness as of the Closing Date, and confirming that, upon payment of such amounts, all Liens securing such Indebtedness shall be released. All Liens securing Indebtedness shall have been terminated and released (or shall have been authorized to be released pursuant to the aforedescribed payoff and release letters), and all tax-sharing and tax indemnity agreements, if any, between Seller (or its direct or indirect owners) and the Company shall have been terminated; and evidence thereof, in form and substance reasonably satisfactory to Buyer, shall have been delivered to Buyer.

     10.6 Settlement of Affiliate Obligations. All Indebtedness owed to the Company on the Closing Date by Seller and/or any of Seller's Affiliates shall have been fully paid to the Company in immediately available funds or by set-off against amounts owed by the Company to

Seller and/or any of Seller's Affiliates, such that no such Affiliate obligations owed to the Company shall be outstanding on and after the Closing Date; and all Indebtedness owed by the Company on the Closing Date to Seller and/or any of Seller's Affiliates shall have been fully paid by the Company in immediately available funds, by set-off against amounts owed to the Company by Seller and/or any of Seller's Affiliates, or by forgiveness prior to the Closing Date, such that no such Affiliate obligations owed by the Company shall be outstanding on and after the Closing Date. Each of the Holders and Seller shall have delivered the release contemplated by Section 9.5.

     10.7 No Material Adverse Effect. There shall not have occurred any event or condition which could, or could reasonably be expected to, have a Material Adverse Effect. Without limitation of the foregoing, between the date of this Agreement and the Closing Date, assets of the Company having an aggregate fair market value of $6,400,000 or more, including the Facilities and any equipment and other fixed assets therein, shall not have been lost, destroyed or irreparably damaged by fire, flood, explosion, theft or any other cause, whether or not covered by insurance.

     10.8 Financing. Buyer shall have obtained debt and/or equity financing (the "Financing") and shall have received the proceeds thereof.

     10.9 Stockholder Vote. Subsequent to the date of this Agreement, Buyer shall have received stockholder approval in accordance with Sections 712 and/or 713 of the American Stock Exchange Company Guide, if required.

     10.10 Employment Agreements. Each of the Employment Agreements shall remain in full force and effect and shall not have been terminated by any party thereto.

     10.11 Financial Statements. Buyer shall have received audited consolidated financial statements of the Company, prepared in accordance with Regulation S-X promulgated under the Securities Act, for the fiscal years ended December 31, 2005 and 2006, and for such additional periods as may be required by Buyer under Regulation S-X, and such unaudited "stub" consolidated financial statements with respect to dates and periods in 2007 as may be required by Buyer.

     10.12 Name Change. Seller shall have executed, delivered, filed and caused to become effective amendments to its Certificate of Formation so as to change its company name to eliminate the words "Credint," "Creditors Interchange," "CIRM" or any confusingly similar name.

     10.13 Resignations; Banking Arrangements. Seller shall have delivered to Buyer the resignations from the Company and each Subsidiary of those Persons listed in Schedule 10.13. In addition, to the extent requested by Buyer, Seller shall have executed and delivered, and shall have caused the Company to execute and deliver, such certificates and documents as may be necessary or appropriate to change the authorized signatories on all bank accounts and/or safe deposit boxes maintained by or in the name of the Company.

     10.14 Resolutions. Buyer shall have received certified resolutions of the Board of Directors and/or other appropriate governing body of Seller, in form reasonably satisfactory to counsel for Buyer, authorizing Seller's delivery and performance of this Agreement and all other actions to be taken by Seller and each Holder hereunder.

     10.15 Proceedings and Instruments Satisfactory. All proceedings, corporate or other, to be taken in connection with the transactions contemplated by this Agreement, and all documents incidental thereto, shall be reasonably satisfactory in form and substance to Buyer and its counsel. Seller and each Holder shall have submitted to Buyer or its representatives for examination the originals or true and correct copies of all records and documents relating to the business and affairs of the Company which Buyer may have requested in connection with said transactions.

     10.16 No Changes in Senior Management. Between the date of this Agreement until the Closing, the Company shall not have made any change in its senior management personnel.

     11. CONDITIONS PRECEDENT TO SELLER'S AND HOLDERS' PERFORMANCE.

     The obligations of Seller and each Holder to consummate the transactions contemplated by this Agreement are further subject to the satisfaction, at or before the times specified herein or at the Closing Date, as the case may be, of all of the following conditions, any one or more of which may be waived in writing by Seller:

     11.1 Accuracy of Representations and Warranties. All representations and warranties made by Buyer in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of that date (except those representations and warranties made as of a specified date, which shall be so true and correct as of such specified date).

     11.2 Performance. Buyer shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Buyer on or before the Closing Date, including satisfaction of all of Buyer's covenants and agreements contained in Section 9 of this Agreement.

     11.3 Certification. Seller shall have received a certificate, dated the Closing Date, signed by Buyer certifying, in such detail as Seller and its counsel may reasonably request, that the conditions specified in Sections 11.1 and 11.2 above have been fulfilled.

     11.4 Assumption of Bond and Other Obligations. Buyer shall have assumed any and all obligations of Seller relating to the bonds posted in connection with any and all permits, licenses and franchises in respect of the Business as in effect on the Closing Date.

     11.5 Absence of Litigation. No action, suit or proceeding by or before any court or any governmental body or authority, pertaining to the transactions contemplated by this Agreement or their consummation, shall be pending or, to Seller's knowledge, threatened on the

Closing Date, which action, suit or proceeding would, if determined adversely, impair the ability of Seller to transfer and deliver to Buyer all of the Membership Interests.

     11.6 Consents. All necessary disclosures to and agreements and consents of any Governmental Authority to the extent required in connection with the transactions contemplated by this Agreement, shall have been obtained and true and complete copies thereof delivered to Seller.

     11.7 Settlement of Affiliate Obligations. All Indebtedness owed by the Company on the Closing Date to Seller and/or any of its Affiliates shall have been fully paid to Seller or such Affiliates in immediately available funds or by set-off against any amounts contemplated to be paid pursuant to Section 10.6 above, such that no such Indebtedness to Seller and/or any of its Affiliates shall be outstanding on or after the Closing Date.

     11.8 Registration Rights Agreement. Buyer shall have executed and delivered to Seller and Holders a registration rights agreement in substantially the form of Exhibit A annexed hereto (the "Registration Rights Agreement"), relating to the registration for resale under the 1933 Act of the Buyer Common Stock.

     11.9 Resolutions. Seller shall have received certified resolutions of the Board of Directors of Buyer in form reasonably satisfactory to counsel for Seller, authorizing Buyer's execution, delivery and performance of this Agreement and the Registration Rights Agreement, and all other actions to be taken by Buyer hereunder.

     11.10 Proceedings and Instruments Satisfactory. All proceedings to be taken in connection with the transactions contemplated by this Agreement, and all documents incidental thereto, shall be reasonably satisfactory in form and substance to Seller and its counsel.

     12. CLOSING.

     12.1 Place and Date of Closing. Unless this Agreement shall be terminated pursuant to Section 13 below, the consummation of the transactions contemplated by this Agreement (the "Closing") shall take place by facsimile or electronic mail transmission followed by delivery of hard copies, or in such other manner as shall be agreed upon as of the close of business on May 31, 2007, or such later date (not later than June 30, 2007, unless otherwise extended by mutual written agreement of the parties (a) as may be reasonably requested by either party from time to time if such party is at such time proceeding toward Closing in good faith, and (b) otherwise in the parties' sole and absolute discretion) as may be mutually agreeable to the parties (the date of the Closing being referred to in this Agreement as the "Closing Date").

     12.2 Actions at Closing. On the Closing Date, simultaneous with the Closing, the parties shall make all payments and deliveries stated in this Agreement to be made at the Closing and/or on or prior to the Closing Date, as set forth herein.

     13. TERMINATION OF AGREEMENT.

     13.1 General. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing:

     (a) by the mutual written consent of Buyer and Seller;

     (b) by Buyer or by Seller, if: (i) a material breach shall exist with respect to the representations and warranties made by the other party, and such other party shall not fully remedy the same (if same is capable of being cured) within ten days after written notice thereof to such party (provided, that each of the dates specified in Section 13.1(d) shall be extended for each day there shall exist such unremedied material breach by the Seller or the Holders of such representations and warranties), (ii) the other party shall not have complied, in all material respects, with the covenants and agreements contained in this Agreement required to be complied with by such party, and shall not fully remedy same (if same is capable of being cured) within ten days after written notice thereof to such party (provided, that each of the dates specified in Section 13.1(d) shall be extended for each day there shall exist such unremedied material noncompliance by the Seller or the Holders of such covenants), (iii) the other party shall not have furnished, upon reasonable notice therefor, such certificates and documents required in connection with the transactions contemplated hereby and matters incidental thereto as it or he shall have agreed to furnish, and it is reasonably unlikely that the other party will be able to furnish such item(s) prior to the Outside Closing Date specified below, or (iv) any consent of any third party to the transactions contemplated hereby (whether or not the necessity of which is disclosed herein or in any Schedule hereto) is reasonably necessary to prevent a default under any outstanding material obligation of Buyer, Seller or the Company and such consent is not obtainable without material cost or penalty (unless the party not seeking to terminate this Agreement agrees or agree to pay such cost or penalty);

     (c) by either Buyer (on the one hand) or Seller (on the other hand), at any time on or after June 30, 2007 (unless extended by mutual written agreement in accordance with Section 12.1 above, the "Outside Closing Date"), if the transactions contemplated hereby shall not have been consummated prior thereto; provided, that the party seeking to effect such termination of this Agreement shall not then be in breach or default of any material representation, warranty, covenant, agreement or obligation imposed upon such party by this Agreement;

     (d) by Buyer if: (i) an event or condition occurs that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect or (ii) Seller or the Company makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against Seller or the Company seeking to adjudicate any of them a bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any Law relating to bankruptcy, insolvency or reorganization.

     13.2 Effect of Termination. In the event of termination of this Agreement pursuant to this Section 13, prompt written notice shall be given by the terminating party to the other party, and, unless the party seeking to terminate this Agreement shall have no right to do so, neither party to this Agreement shall have any further liability to the other, except as provided in Section

13.1 above or (if applicable) Section 13.3; provided. that nothing herein shall relieve any party from liability for any breach of any covenant or agreement under this Agreement.

     13.3 Seller Termination Fee. In the event this Agreement is terminated pursuant to Section 13.1(c) solely because the conditions identified in Section
10.8 or 10.9 are not satisfied, Buyer shall pay to Seller, immediately upon such termination, an amount in cash equal to the documented out-of-pocket expenses incurred by the Holders, the Company and Seller in connection with the transactions contemplated hereby (up to an aggregate maximum of $640,000), including amounts paid or payable to banks and investment bankers, and fees and expenses of counsel and accountants; and such payments shall constitute the Company's and Seller's sole and exclusive remedy with respect thereto (including with respect to Section 7).

     14. INDEMNIFICATION.

     14.1 General.

     (a) From and after the Closing Date, Seller and each Holder severally, not jointly and severally, shall defend, indemnify and hold harmless Buyer from, against and in respect of any and all Losses that Buyer may incur, sustain or suffer ("Buyer Losses") as a result of any breach of, or failure by Seller or any Holder to perform, any of the representations, warranties, covenants or agreements of Seller or any Holder contained in this Agreement (it being expressly understood that the Holders shall be severally liable, in accordance with Section 14.2(d)(vi) below, for any breaches of the representations, warranties, covenants and agreements of Seller contained in this Agreement). Any indemnification payments in respect of Buyer Losses shall be treated as an adjustment to the Consideration.

     (b) From and after the Closing Date, Buyer shall defend, indemnify and hold harmless Seller and the Holders from, against and in respect of any and all Losses that Seller may incur, sustain or suffer ("Seller Losses") as a result of any breach of, or failure by Buyer to perform, any of the representations, warranties, covenants or agreements of Buyer contained in this Agreement.

     14.2 Limitations on Certain Indemnity.

     (a) Anything contained in Section 14.1(a) above to the contrary notwithstanding, Seller and the Holders shall not be liable for any Buyer Losses
(i) unless and until, and then only to the extent that, the aggregate amount of all Buyer Losses shall exceed the sum of $300,000 (the "Deductible"), and (ii) for any amount in excess of $9,000,000 in the aggregate (the "Cap"); provided, however, that the Deductible and the Cap shall not be applicable to, and there shall not be counted against the Deductible or the Cap, any Buyer Losses which
(A) arise out of a breach or violation of Sections 4.1, 4.2, 4.3, 4.4 or 16.2, or (B) involve, or are grounded in a claim of, common law fraud (a "Fraud Claim").

     (b) Buyer shall be entitled to indemnification by Seller and each Holder for Buyer Losses only in respect of claims for which notice of claim shall have been given to Seller on or before the first anniversary of the Closing Date and Seller and the Holders shall be entitled to indemnification by Buyer for Seller Losses only in respect for which notice of claim shall have been given to Buyer on or before the first anniversary of the Closing Date; provided, that (i) with respect to Buyer Losses relating to a breach of any warranties relating to tax matters covered by Section 4.8 above, the duration of such indemnity shall be with respect to claims asserted prior to the expiration of the final statute of limitations for those tax reports and tax returns covered by the warranties under Section 4.8 above, (ii) with respect to any Buyer Losses or Seller Losses arising by reason of any breach by Seller, any Holder, or any Affiliate of Seller or a Holder, or Buyer or any Affiliate of Buyer, as the case may be, of any of the covenants under Section 16 below, the duration of the indemnity in respect thereof shall be with respect to and limited to claims asserted within the lesser of (A) the stated period during which the subject Section 16 covenant is effective, or (B) the applicable statute of limitations. Neither Buyer nor Seller shall be entitled to indemnification in the event that the subject claim for indemnification relates to a third-party claim and the prospective indemnified party or any applicable Affiliate of such indemnified party delayed giving notice thereof to such an extent as to cause material prejudice to the defense of such third-party claim.

     (c) If Buyer desires to make a claim for indemnification hereunder, Buyer shall provide Seller with written notice thereof, describing in reasonable detail the basis for the claim of indemnification and the Buyer Losses actually incurred by Buyer. Seller shall have a period of up to thirty days to dispute any such claim of indemnification, Buyer shall not be entitled to exercise any remedies in respect of any such claim of indemnification until the earlier to occur of (i) mutual agreement of the parties as to the amount of Buyer Losses or
(ii) resolution of such disputes pursuant to Section 19.3. If Seller or any Holder desires to make a claim for indemnification hereunder, Seller shall provide Buyer with written notice thereof, describing in reasonable detail the basis for the claim of indemnification and Seller Losses actually incurred by Seller or such Holder. Buyer shall have a period of up to thirty days to dispute any such claim of indemnification, Seller or such Holder shall not be entitled to exercise any remedies in respect of any such claim of indemnification until the earlier to occur of (i) mutual agreement of the parties as to the amount of Seller Losses or (ii) resolution of such disputes pursuant to Section 19.3.

     (d) No party shall be entitled to recover under Section 14.1:

         (i)  with respect to punitive or exemplary damages;

         (ii) with respect to the failure to obtain any consent, or to satisfy any conditions imposed incident to the giving of any consent, required in connection with, or as a consequence of, the transfer of the Membership Interests to Buyer;

         (iii) to the extent of any insurance or other recoveries paid to or recovered by the party seeking indemnification with respect to any such claim

         (iv) to the extent the matter in question, taken together with all similar matters, (A) does not exceed the amount of any reserves with respect to such matters which are reflected in the Closing Statement or (B) is otherwise taken into account in the determination of Excess Cash;

         (v) Buyer shall not be entitled to indemnification hereunder with respect to any breach of the representations and warranties or pre-Closing covenants and pre-Closing agreements of Seller or the Holders in this Agreement and the Disclosure Schedules to the extent Buyer or a Buyer's Affiliate, or any of Buyer's or such Affiliate's officers, directors, partners, members, managers, employees or agents had knowledge of facts which such Person understood to constitute an actual breach of such representation and warranty, pre-Closing covenant and pre-Closing agreement or Disclosure Schedule, as the case may be; and

         (vi) Buyer shall not be entitled to recover under or against any Holder with respect to any claim in an amount in excess of the product of (x) times
(y), where (x) equals the Holder's share of the applicable payment obligations under this Agreement as reflected in the percentage set forth in Exhibit B for such Holder, and (y) equals the lesser of (1) the aggregate amount that would actually be payable hereunder by Seller and Holders with respect to such claim but for this Section 14.2(d)(iv) and (2) the amount of the Cap minus all amounts previously paid by Seller and the Holders to Buyer pursuant to this Section 14; provided, however, that in the case of a breach of any of the representations and warranties contained in Section 5 or a breach by a Holder of its covenants hereunder, only the Holder whose representation, warranty or covenant was breached shall be liable to Buyer with respect to any such claim (subject to the other limitations contained in this Section 14).

     (e) In the case of an inaccuracy or breach of any of the representations and warranties contained in Section 5, only the Holder whose representation and warranty was inaccurate or breached shall have an obligation of indemnification under Section 14 and such Holder's Indemnification solely with respect to such claim shall be 100%.

     (f) Any indemnification obligation of any Manager Holder hereunder shall be satisfied first from those shares of Buyer Common Stock delivered to such Manager Holder by the Seller in accordance with Schedule 4.25(g) by the return to Buyer by such Manager Holder of such number of shares of Buyer Common Stock as is equal to (1) divided by (2), where (1) is equal to the amount of Buyer Losses then payable by such Manager Holder and (2) is equal to $4.76. Notwithstanding the foregoing, a Manager Holder may notify Buyer that such Manager Holder elects to satisfy, in whole or in part, its indemnification obligations through payment in cash or immediately available funds in lieu of the foregoing return of Buyer Common Stock.

     14.3 Right to Defend. If the facts giving rise to any claim for indemnification shall involve any actual or threatened action or demand by any third party against the indemnified party or any of its Affiliates, the indemnifying party or parties shall be entitled (without prejudice to the indemnified party's right to participate at its own expense through counsel of its own choosing), at their expense and through counsel of their own choosing, to defend or prosecute such claim in the name of the indemnifying party or parties, or any of them, or if necessary, in the name of the indemnified party. In any event, the indemnified party shall give the indemnifying party advance written notice of any proposed compromise or settlement of any such claim. If the remedy sought in any such action or demand is solely money damages, the indemnifying party shall have fifteen days after receipt of such notice of settlement to object to the proposed compromise or settlement, and if it does so object, the indemnifying party shall be required to undertake, conduct and control, though counsel of its own choosing and at its sole expense, the settlement or defense thereof, and the indemnified party shall cooperate with the indemnifying party in connection therewith. Neither party shall consent to any settlement or purport to bind any other party to any settlement without the written consent of the other party.

     14.4 Exclusive Remedy. From and after the Closing, except in the case of a Fraud Claim, indemnification under this Section 14 shall be the sole and exclusive remedy of the parties to this Agreement relating to the subject matter of this Agreement and the transactions contemplated herein.

     15. COSTS.

     15.1 Finder's or Broker's Fees. Each of Buyer (on the one hand) and Seller and each Holder (on the other hand) represents and warrants that neither it nor any of its Affiliates has dealt with any broker or finder in connection with any of the transactions contemplated by this Agreement, and no broker or other Person is entitled to any commission or finder's fee in connection with any of the transactions contemplated hereby, except that the Holders and Seller shall be responsible for their or the Company's obligations to William Blair & Company, L.L.C. and any other transaction related investment banking or attorneys fees and expenses incurred by the Company, Seller or the Holders.

     15.2 Closing Expenses. Each of Buyer (on the one hand) and Seller and each Holder (on the other hand) shall pay all of their own respective professional fees and other costs and expenses incurred or to be incurred by them, respectively, in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement; provided, that Buyer shall be responsible for the costs of any 2007 audit(s) contemplated by
Section 10.11 above.

     16. POST-CLOSING COVENANTS.

     16.1 Books and Records. For a period of seven years after the Closing Date, Buyer shall permit and shall cause the Company to permit, Seller and its representatives to have access, during normal business hours and without undo disruption of the Company's business, to the employees, books and records of the Company with respect to periods prior to the Closing, for purposes of preparing any Tax filings or any other legitimate purpose of Seller (including defending any claim for indemnification hereunder). Such books and records may be made available at any location where same are maintained, and all costs and expenses relating to such access and inspection shall be the responsibility of Seller. For a period of seven years after the Closing Date, Seller and the Holders shall permit Buyer and its representatives to have access, during normal business hours and without undo disruption of Seller's or such Holder's employees, business, to the books and records of the Company retained by Seller or such Holder with respect to periods prior to the Closing, for purposes of preparing any Tax filings or any other legitimate purpose of Buyer (including defending any claim for indemnification hereunder). Such books and records may be made available at any location where same are maintained, and all costs and expenses relating to such access and inspection shall be the responsibility of Buyer.

     16.2 Restrictive Covenants. Each of Bruce Gray and John Farinacci hereby agrees that he shall not, directly or indirectly, in his own name or through or on behalf of any Affiliate, at any time from the Closing through and including the second anniversary of the Closing Date, (a) invest, carry on, engage in or become involved, either as a stockholder, member, partner, joint ventureer, manager, advisor, consultant, investor or lender, in any business enterprise which is principally involved in accounts receivable management or any other business similar to or competitive with the Business at any location or servicing any clients or customers located within the United States of America (provided that the passive ownership of not more than 5% of the outstanding stock of a publicly traded entity shall not constitute a breach of this Section 16.2(a)), or (b) solicit or seek to hire or retain, whether as an employee, consultant or otherwise, any individual employed or retained by the Company at the time of or within six months prior to such solicitation, or otherwise materially and adversely interfere with the relationship between the Company and any such individual (provided that it shall not be a breach of this Section 16.2(b) if the solitation is pursuant to a general trade advertisment or if the subject individual was dismissed by the Company subsequent to the Closing). In the event of any breach of this Section 16.2, each of Mr. Gray and Mr. Farinacci acknowledges that it will be difficult to ascertain the precise amount of damages that may be suffered by reason of such breach, and that such breach may cause irreparable injury for which there is no adequate remedy at Law; accordingly, each of Mr. Gray and Mr. Farinacci hereby agrees that, in the event of any such breach or any threatened breach, Buyer shall be entitled, in addition to any all other remedies available, to seek and obtain injunctive and/or other equitable relief to require specific preformance of or prevent, restrain and/or enjoin such breach or threatened breach.

     16.3 Tax Allocations. At the time of the Closing, the financial books and records of the Company shall be deemed closed for tax purposes, such that (a) all revenues, expenses and net income of the Company (as determined in accordance with the applicable provisions of the Code) with respect to periods on and prior to the Closing Date shall be treated as being for the account of Seller, and (b) all revenues, expenses and net income of the Company (as determined in accordance with the applicable provisions of the Code) with respect to periods after the Closing Date shall be treated as being for the account of Buyer.

     16.4 Lock-up and Leak Out. Seller and each Holder agrees not to sell, transfer, assign, convey, encumber or otherwise dispose of any shares of Buyer Common Stock until the expiration of the 180 day period following the Closing. In addition, following the 180 day period specified in the previous sentence, Seller and each Holder agrees that it will not, individually, sell or otherwise dispose of, in any calendar month, more than the greater of (a) 30,000 shares of Buyer Common Stock (and any shares not sold in any calendar month may not be carried over to the next month, so that the maximum number of shares that may be sold by Seller or any such Holder in any calendar month is 30,000) or (b) such amount of shares of Buyer Common Stock as such Holder would then be entitled to sell pursuant to SEC Rule 144 (regardless of whether such shares of Buyer Common Stock shall have been registered under the Securities Act). It is expressly understood that this provision shall not apply to the distribution of shares of Buyer Common Stock by Seller to the extent and to the Persons specified in
Schedule 4.25(g) nor shall this provision apply to any transfers or other dispositions to any Affiliate or partner of any Holder.

     16.5 Directors and Officer's Insurance. Prior to the Closing, the Seller shall cause the Company to purchase a "tail" to the Company's current directors and officer's liability insurance policy or policies to provide coverage for the individuals covered by such insurance policies of the Closing Date for a period of six years following the Closing. In addition, from and after the Closing, Buyer shall (a) not take any action to cancel any such "tail" policy and (b) cause the

Company's current and former officers and directors to be covered by director's and officer's liability insurance policies that are at least comparable to the polices or polices maintained by the Company as of the Closing Date.

     16.6 Tax Matters. The following provisions shall govern the allocation of responsibility as between Buyer and Seller for certain Tax matters following the Closing Date:


     (a) Straddle Period. In the case of any taxable period that includes (but does not end on) the Closing Date (a "Straddle Period"), the amount of any income Taxes for any taxable period that includes (but does not end on) the Closing Date ("Pre-Closing Tax Period") shall be determined based on an interim closing of the books as of the close of business on the Closing Date (and for such purpose, the taxable period of any partnership or other pass-through entity in which the Company or any of its Subsidiaries holds a beneficial interest shall be deemed to terminate at such time).


     (b) Responsibility for Filing Tax Returns. Seller shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company and its Subsidiaries that relate to periods ending on or before the Closing Date, even if they are filed after the Closing Date. Buyer shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company and its Subsidiaries that relate to Straddle Periods and taxable periods beginning after the Closing Date. Such Tax Returns that relate to Straddle Periods shall be made, to the extent permitted by law, in a manner consistent with the prior practice of the Company and each its Subsidiary. Buyer shall permit Seller to review and comment on each Straddle Period Tax Return.


     (c) Refunds and Tax Benefits. Any Tax refunds that are received by Buyer or the Company and its Subsidiaries, and any amounts credited against Tax to which Buyer or the Company and its Subsidiaries become entitled, that relate to taxable periods or portions thereof ending on or before the Closing Date shall be for the account of Seller, and Buyer shall pay over to Seller any such refund or the amount of any such credit within 15 days after receipt or entitlement thereto. In addition, to the extent that a claim for refund or a proceeding results in a payment or credit against Tax by a Governmental Authority to Buyer or the Company and its Subsidiaries of any amount accrued on the final Closing Statement, Buyer shall pay such amount to Seller within 15 days after receipt or entitlement thereto.

     (d) Cooperation on Tax Matters.

              (i) Buyer, the Company and its Subsidiaries and Seller shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this
     Section 16.6 and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information that are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company and its Subsidiaries and Seller agree (A) to retain all books and records with respect to Tax matters pertinent to the Company and its Subsidiaries relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or Seller, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any Governmental Authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Company and its Subsidiaries or Seller, as the case may be, shall allow the other party to take possession of such books and records.


              (ii) Buyer and Seller further agree, upon request, to use their reasonable efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated under this Agreement).


     (e) Buyer Tax Contest. Buyer shall have sole control of any audit or examination of any Tax Return filed by it, including any Straddle Period Return, (or any administrative appeal or litigation relating thereto) at any time, including any such Tax Return for any period beginning after the Closing Date (a "Buyer Tax Contest"), including the right to pursue or forego any Buyer Tax Contest or continuation thereof; provided, however, that (a) counsel for Buyer in any Buyer Tax Contest involving a claim for Tax damages (a "Tax Claim") shall consult in good faith with Seller's counsel in connection with such Buyer Tax Contest and shall keep Seller's counsel reasonably informed regarding such Buyer Tax Contest to the extent it pertains to any Tax Claim, and (b) Buyer may not resolve or settle such Buyer Tax Contest if Seller would be required to indemnify, or otherwise be required to make a payment, as a result of such resolution or settlement of the Buyer Tax Contest unless either (i) Seller consents to that resolution or settlement (which consent shall not be unreasonably withheld) or (ii) Buyer foregoes the right to such indemnification by Seller and such resolution or settlement does not impose upon Seller an obligation to make a payment for indemnification or otherwise.

     (f) Seller Tax Contests. Seller shall have sole control of any audit or examination of any Tax Return filed by Seller or the Company for a period ending on or before the Closing Date and any related administrative appeal or any litigation if such audit or examination and any related administrative appeal or litigation is not a Buyer Tax Contest; provided, however, Seller shall notify Buyer of any such audit or examination and any related administrative appeal or litigation.

     (g) Certain Taxes and Fees. All transfer, documentary, sales, use, stamp, registration and other such Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with the consummation of the transactions contemplated by this Agreement shall be borne 50% by Buyer and 50% by Seller.

     16.7 Further Assurances. From time to time from and after the Closing, the parties shall execute and deliver, or cause to be executed and delivered, any and all such further agreements, instruments, certificates and other documents, and shall take or cause to be taken any and all such further action, as any of the parties may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Agreement.

     17. FORM OF AGREEMENT.

     17.1 Effect of Headings. The Section headings used in this Agreement and in the Disclosure Schedule are included for purposes of convenience only, and shall not affect the construction or interpretation of any of the provisions hereof or of the information set forth in the Disclosure Schedule.

     17.2 Entire Agreement; Waivers; Severability. This Agreement (together with all schedules and exhibits hereto, all of which are hereby incorporated herein) constitutes the entire agreement between the parties pertaining to the subject matter hereof, and supersedes all prior agreements or understandings as to such subject matter, including the letter of intent, dated March 13, 2007, among the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver. If any provision of this Agreement shall be determined by a court of competent jurisdiction or by a duly appointed arbitrator to be unenforceable to any extent or in any respect, then such provision shall be modified in scope or effect, or shall be excised from this Agreement, only to such extent as may be required to render such provision valid and enforceable, and the remainder of this Agreement shall be unaffected.

     17.3 Counterparts; Fax Signatures. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by means of fax, electronic or portable document format (pdf) signatures, which shall have the same binding legal effect as original ink signatures.

     17.4 Interpretation. whenever the term "include" or "including" is used in this Agreement, it shall mean "including, without limitation," (whether or not such language is specifically set forth) and shall not be deemed to limit the range of possibilities to those items specifically enumerated. The words "hereof," "herein" and "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular provision. Terms defined in the singular have a comparable meaning when used in the plural and vice versa.

     18. PARTIES.

     18.1 Parties in Interest. Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any Persons other than the parties to it and their respective successors and permitted assigns, nor is anything in this Agreement intended to relieve or discharge the obligations or liability of any third Persons to any party to this Agreement, nor shall any provision give any third Persons any right of subrogation or action over or against any party to this Agreement.

     18.2 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given
(a) on the date of service, if served personally on the party to whom notice is to be given, (b) on the next business day after the date sent by recognized overnight courier service with all charges prepaid or billed to the account of the sender, or (c) when sent by facsimile transmission, to the party being notified at its address or facsimile number set forth below or such other address or facsimile number as such party shall subsequently notify the other parties in writing:

         (i)      If to Buyer:

                  Debt Resolve, Inc.
                  707 Westchester Avenue,Suite L7
                  White Plains, NY  10604
                  Attention: Mr. James D.Burchetta,
                             Chief Executive Officer
                  Fax: (914) 428-3044

                  with a copy to:

                  Greenberg Traurig, LLP
                  200 Park Avenue
                  New York, NY  10166
                  Attention:  Spencer G.Feldman,Esq.
                  Fax: (212) 801-6400

         (ii)     If to Seller:

                  Credint Holdings, LLC
                  c/o Prairie Capital III, L.P.
                  191 North Wacker Drive, Suite 800
                  Chicago, IL  60606
                  Attention: C. Bryan Daniels and Steven J. Groya
                  Fax: (312) 360-1193

                  with a copy to:

                  Schiff Hardin LLP
                  233 South Wacker Drive
                  Chicago, IL 60606
                  Attention:  Alexis A. Cooper, Esq. and Roger Wilen, Esq.
                  Fax:  (312) 258-5600

or to such other address as either party shall have specified by notice in writing given to the other party.

     19. MISCELLANEOUS.

     19.1 Waivers and Amendments. No amendment or modification of this Agreement or the Disclosure Schedule, or any waiver of any performance hereunder, shall be valid unless made in writing and signed by the party to be charged therewith.

     19.2 Non-Assignability; Binding Effect. Neither this Agreement, nor any of the rights or obligations of the parties hereunder, shall be assignable by any party hereto without the prior written consent of the other parties. Otherwise, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     19.3 Governing Law; Jurisdiction. This Agreement shall be construed and interpreted and the rights granted herein governed in accordance with the Laws of the State of New York applicable to contracts made and to be performed wholly within such State. Except as otherwise provided in Sections 16.2 above, any claim, dispute or controversy arising under or in connection with this Agreement or any actual or alleged breach hereof shall be settled exclusively by arbitration to be held before a single arbitrator in New York County, New York, or in any other locale or venue as legal jurisdiction may otherwise be had over the party against whom the proceeding is commenced, in accordance with the commercial arbitration rules of the American Arbitration Association then obtaining. As part of his or her award, the arbitrator shall make a fair allocation of the fee of the American Arbitration Association, the cost of any transcript, and the parties' reasonable attorneys' fees, taking into account the merits and good faith of the parties' claims and defenses. Judgment may be entered on the award so rendered in any court having jurisdiction. Any process or other papers hereunder may be served by registered or certified mail, return receipt requested, or by personal service, provided that a reasonable time for appearance or response is allowed.

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                                       48

         IN WITNESS WHEREOF, the parties have executed this Agreement on and as of the date first set forth above.

                             Buyer:

                             DEBT RESOLVE, INC.


                             By: /s/James D. Burchetta
                             ---------------------------------------------
                                   Name:  James D. Burchetta
                                   Title: Chief Executive Officer


                             Seller:

                             CREDINT HOLDINGS, LLC


                             By: /s/Steve Groya
                             ---------------------------------------------
                                   Name:  Steve Groya
                                   Title: Manager


                             Holders:

                             PRAIRIE CAPITAL III, L.P.


                             By:   Daniels & King Capital III, LLC
                             Its:  General Partner


                             By: /s/C. Bryan Daniels
                             ---------------------------------------------
                                   C. Bryan Daniels, Member


                             PRAIRIE CAPITAL III QP, L.P.


                             By:   Daniels & King Capital III, LLC
                             Its:  General Partner


                             By: /s/C. Bryan Daniels
                             ---------------------------------------------
                                   C. Bryan Daniels, Member

                             /s/W. Thomas Caffery
                             ---------------------------------------------
                                                W. Thomas Caffery


                             JPM MEZZANINE CAPITAL, LLC,
                                   successor in interest to JPMorgan Mezzanine
                                   Corporation (f/k/a Banc One Mezzanine
                                   Corporation)


                             By: /s/John M. Buley
                             ---------------------------------------------
                                   Name:  John M. Buley
                                   Title:  Chairman


                             MADISON CAPITAL FUNDING, LLC


                             By: /s/Trevor J. Clarke
                             ---------------------------------------------
                                   Name:  Trevor J. Clarke
                                   Title: Managing Director

                             /s/Bruce Gray
                             ---------------------------------------------
                                            Bruce Gray

                             /s/John Farinacci
                             ---------------------------------------------
                                            John Farinacci

                             /s/Gary Holter
                             ---------------------------------------------
                                            Gary Holter

                             /s/Thomas Hinman
                             ---------------------------------------------
                                            Thomas Hinman

                             /s/Shawn Costanzo
                             ---------------------------------------------
                                            Shawn Costanzo

                             /s/Lawrence Rizzo
                             ---------------------------------------------
                                            Lawrence Rizzo

                             /s/Brent Henderson
                             ---------------------------------------------
                                            Brent Henderson

                             /s/Barbara Wagner
                             ---------------------------------------------
                                            Barbara Wagner

                             /s/Linda Schulz
                             ---------------------------------------------
                                            Linda Schulz

                                    EXHIBIT A

                      FORM OF REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (this "Agreement") is made as of _________ __, 2007, by Debt Resolve, Inc., a Delaware corporation (the "Company"), for the benefit of the Holders (as such term is hereinafter defined). The Company hereby confirms that the rights granted under this Agreement constitute a material inducement to the Holders to enter into the Purchase Agreement and acquire and hold the Shares (as such term is hereinafter defined). Each Holder, by its participation or request to participate in any Registration effected pursuant to this Agreement, shall be deemed to have confirmed such Holder's agreement to comply with the applicable provisions of this Agreement.

     NOW, THEREFORE, the Company hereby agrees, in favor of the Holders, as follows:

     1. Definitions. In addition to those terms defined elsewhere in this Agreement, the following terms shall have the following meanings wherever used in this Agreement:

         "Act" shall mean the Securities Act of 1933, as amended, and any successor statute from time to time.

         "Affiliate" shall mean, with respect to any person, any other person controlling, controlled by or under common control with the first person.

         "Board" shall mean the Board of Directors of the Company.

         "Common Stock" shall mean the authorized common stock of the Company.

         "Company" shall mean Debt Resolve, Inc., and shall include any successor thereto.

         "Costs and Expenses" shall mean all of the costs and expenses relating to any subject Registration Statement, including but not limited to registration, filing and qualification fees, blue sky expenses, costs of listing any Shares on any exchange or other trading media, printing expenses, fees and disbursements of counsel and accountants to the Company, and reasonable fees and disbursements of a single counsel to the Holders (up to a maximum of $7,000 in the aggregate as to any Registration under Section 2(a) below, and $5,000 in the aggregate as to any Registration under Section 3 below): provided, however, that underwriting discounts and commissions attributable solely to the securities registered for the benefit of Holders, fees and disbursements of any additional counsel to Holders, and all other expenses attributable solely to Holders shall be borne by each subject Holder.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and any successor statute from time to time.

         "Holders" shall mean, collectively, all Persons holding Registrable Shares from time to time.

         "Person" shall mean any individual, corporation, partnership, limited partnership, limited liability company, trust, or other entity of any kind, and any government or department or agency thereof.

         "Purchase Agreement" shall mean the Securities Purchase Agreement, dated as of April __, 2007, by and among the Seller, Prairie Capital III, L.P., Prairie Capital III QP, LLC, Caffery Capital Partners, LLC, One Mezzanine Capital Corporation, Madison Capital Funding, LLC, Bruce Gray, John Farinacci, Gary Holter, Tom Hinman, Shawn Costanzo, Larry Rizzo, Brent Henderson, Barb Wagner, Linda Schulz and the Company, as the same may be amended, modified, supplemented and/or restated from time to time in accordance with the provisions thereof.

         "Registrable Shares" shall mean all Shares, excluding any Shares which may then be sold by the Holder thereof pursuant to Rule 144(k) promulgated under the Act.

         "Registration" shall mean any registration of Common Stock pursuant to a registration statement filed by the Company with the SEC in respect of any class of Common Stock, other than a registration statement in respect of employee stock options or other employee benefit plans or in respect of any merger, consolidation, acquisition or like combination, whether on Form S-4, Form S-8 or any equivalent form of registration then in effect.

         "Registration Period" shall mean, with respect to a Registration Statement, the period of time from the effective date of such Registration Statement until such date as is the earliest of (a) the date on which all of the Registrable Securities covered by such Registration Statement shall have been sold to the public, (b) the later of the date which is nine (9) months after the effective date of such Registration Statement or twelve (12) months after the date of this Agreement (such period to be extended if and to the extent any distribution is prohibited pursuant to Section 2(e)) or (c) the date on which the Registrable Securities covered by such Registration Statement (in the opinion of counsel to the Company and reasonably acceptable to legal counsel for a majority in interest of the Holders) may be immediately sold without restriction (including, without limitation, as to volume restrictions) by each Holder thereof without registration under the Act.

         "Registration Statement" shall mean any registration statement filed or to be filed by the Company in respect of any Registration.

         "SEC" shall mean the U.S. Securities and Exchange Commission, or any successor agency or agencies performing the functions thereof.

         "Seller" shall mean Credint Holdings, LLC, a Delaware limited liability company.

         "Seller Members" shall mean the members of Seller as of the date hereof.

         "Shares" shall mean (a) the shares of Common Stock issued pursuant to the Purchase Agreement, and (b) any additional or other shares of Common Stock of the Company issued in respect of any of the foregoing Shares by reason of any stock split, stock dividend, merger, share exchange, recapitalization or other such event.

     2. Shelf Registration.

         (a) The Company shall prepare and file with the SEC, not later than one hundred eighty (180) days after the date of this Agreement, a Registration Statement or Registration Statements (as necessary) on a form that is appropriate under the Act (and, if available, pursuant to Rule 415 promulgated under the Act), covering the resale of all of the Registrable Securities, in an amount sufficient to cover the resale of all Shares.

         (b) The Company shall use all commercially reasonable efforts to cause the Registration Statement required by this Section 2 to be declared effective under the Act as promptly as possible after the filing thereof, but in any event not later than two hundred seventy (270) days after the date of this Agreement.

         (c) The Company shall use all commercially reasonable efforts to keep each Registration Statement under this Section 2 effective at all times during the applicable Registration Period.

         (d) If any offering pursuant to a Registration Statement pursuant to this Section 2 involves an underwritten offering (which may only be with the consent of the Company), the Holders (acting by a majority in interest) shall have the right to select legal counsel and an investment banking firm or firms and manager or managers to administer to the offering, which investment banking firm or firms or manager or managers shall be reasonably satisfactory to the Company.

         (e) If the Registrable Securities are registered for resale under an effective Registration Statement, the Holders shall cease any distribution of such Shares under such Registration Statement:

         (i) for a period of up to one hundred twenty (120) days if (A) such distribution would require the public disclosure of material non-public information concerning any transaction or negotiations involving the Company or any of its Affiliates that, in the reasonable judgment of the Company's Board of Directors, would materially interfere with such transaction or negotiations, or (B) such distribution would otherwise require premature disclosure of information that, in the reasonable judgment of the Company's Board of Directors, would adversely affect or otherwise be detrimental to the Company; provided that the Company shall not invoke this clause (i) more than twice in any twelve (12) month period or for more than an aggregate of six (6) months in any such twelve (12) month period; and

         (ii) not more than once in any twelve (12) month period, for up to sixty (60) days, upon the request of the Company if the Company proposes to file a registration statement under the Act for the offering and sale of securities for its own account in an underwritten offering and the managing underwriter therefor shall advise the Company in writing that in its opinion the continued distribution of the Registrable Securities would adversely affect the offering of the securities proposed to be registered for the account of the Company.

The Company shall promptly notify the Holders in writing at such time as (x) such transactions or negotiations have been otherwise publicly disclosed or terminated, or (y) such non-public information has been publicly disclosed or counsel to the Company has determined that such disclosure is not required due to subsequent events.

         (f) The Company shall (i) permit the Holders' counsel to review such Registration Statement, and all amendments and supplements thereto (as well as all requests for acceleration or effectiveness thereof and any correspondence between the Company and the SEC relating to the Registration Statement) (collectively, the "Registration Documents") for a reasonable period of time prior to their filing with the SEC (but, in any event, not more than five calendar days), (ii) not file (or send) any Registration Documents in a form to which such counsel reasonably objects, and (iii) not request acceleration of such Registration Statement without prior notice to such counsel. The sections of such Registration Statement covering information with respect to the Holders, their and their Affiliates' beneficial ownership of securities of the Company, and their intended method of disposition of Registrable Securities shall conform, in all material respects, to the information provided to the Company by the Holders.

     3. Piggyback Registration. In the event that the Company shall propose a Registration at any time when a Registration Statement is not effective pursuant to Section 2 above, then the Company shall give to each Holder written notice (the "Registration Notice") of such proposed Registration (which notice shall include a statement of the proposed filing date thereof, the underwriters and/or managing underwriters of the subject offering, and any other known material information relating to the proposed Registration) not less than thirty (30) or more than sixty (60) days prior to the filing of the subject Registration Statement, and shall, subject to the limitations provided in this Section 3, include in such Registration Statement all or a portion of the Registrable Shares owned by each Holder, as and to the extent that such Holder may request same to be so included by means of written notice given to the Company within twenty (20) days after the Company's giving of the Registration Notice. Each Holder shall be permitted to withdraw all or any part of its Registrable Shares from a Registration Statement by written notice to the Company given at any time prior to the effective date of the Registration Statement. In the event of the inclusion of Registrable Shares pursuant to this Section 3, the Company shall bear all of the Costs and Expenses of such Registration; provided, however, that each Holder shall pay, pro rata based upon the number of its Registrable Shares included therein, the underwriters' discounts, commissions and compensation attributable solely to the inclusion of such Registrable Shares in the overall public offering. Notwithstanding anything to the contrary contained herein, the Company's obligation to include a Holder's Registrable Shares in any such Registration Statement shall be subject, at the option of the Company, to the following further conditions:

         (a) The distribution for the account of such Holder shall be underwritten by the same underwriters (if any) who are underwriting the distribution of the securities for the account of the Company and/or any other persons whose securities are covered by such Registration Statement, and such Holder shall enter into an agreement with such underwriters containing customary indemnification and other provisions;

         (b) If at any time after giving the Registration Notice, and prior to the effective date of the Registration Statement filed in connection with such Registration Notice, the Company shall determine for any reason not to proceed with the subject Registration, the Company may, at its election, give written notice of such determination to the Holders and, thereupon, shall be relieved of its obligation to register any of the Holders' Registrable Shares in connection with such Registration;

         (c) In connection with an underwritten public offering pursuant to a Registration Statement under this Section 3, if the managing underwriter(s) thereof shall advise the Company in writing that, due to adverse market conditions or the potential adverse impact on the offering to be made for the account of the Company, the securities to be included in such Registration will not include all of the Registrable Shares requested to be so included by the Holders, then the Company will promptly furnish each such Holder with a copy of such written statement and may require, by written notice to each such Holder accompanying such written statement, that the distribution of all or a specified portion of such Registrable Shares be excluded from such distribution (with any such "cutback" to be allocated among the subject Holders (and, if applicable, any other holders of Common Stock to be included in such Registration) in proportion to the relative number of shares of Common Stock requested by such Persons to be included in such Registration); and

         (d) The Company shall not be obligated to effect any registration of Shares incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, dividend reinvestment plans or stock option or other employee benefit plans.

     4. Registration Procedures. In the case of each Registration effected by the Company in which Registrable Shares are to be sold for the account of any Holder, the Company, at its sole cost and expense (exclusive of items excluded in the proviso to the definition of "Costs and Expenses" above), will use all commercially reasonable efforts to:

         (a) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus included therein as may be necessary to effect and maintain the effectiveness of such Registration Statement throughout the applicable Registration Period, as may be required by the applicable rules and regulations of the SEC and the instructions applicable to the form of such Registration Statement, and furnish to the Holders of the Registrable Shares covered thereby copies of any such supplement or amendment prior to its being used and/or filed with the SEC; and comply with the provisions of the Act with respect to the disposition of all the Shares to be included in such Registration Statement;

         (b) provide (i) the Holders of the Registrable Shares to be included in such Registration Statement, (ii) the underwriters (which term, for purposes of this Agreement, shall include a person deemed to be an underwriter within the meaning of Section 2(11) of the Act), if any, thereof, (iii) the sales or placement agent, if any, therefor, (iv) one counsel for such underwriters or agent, and (v) not more than one counsel for all the Holders of such Registrable Shares, the opportunity to participate in the preparation of such Registration Statement, each prospectus included therein or filed with the SEC, and each amendment or supplement thereto (subject to the limitations on reimbursement of counsel fees provided in the definition of "Costs and Expenses");

         (c) for a reasonable period prior to the filing of such Registration Statement, and throughout the period specified above, make available for inspection by the Persons referred to in Section 4(b) above such financial and other information and books and records of the Company, and cause the officers, directors, employees, counsel and independent certified public accountants of the Company to respond to such inquiries, as shall be reasonably necessary, in the judgment of the respective counsel referred to in such Section 4(b), to conduct a reasonable investigation within the meaning of the Act; provided, however, that each such party shall be required to maintain in confidence and not disclose to any other person or entity any information or records reasonably designated by the Company in writing as being confidential; and further provided, that the Company need not make such information available, nor need it cause any officer, director or employee to respond to such inquiry, unless each such Holder of Registrable Shares to be included in a Registration Statement hereunder, upon the Company's request, executes and delivers to the Company a specific undertaking to substantially the same effect contained in the preceding proviso;

         (d) promptly notify in writing the Holders of Registrable Shares to be included in a Registration Statement hereunder, the sales or placement agent, if any, therefor and the managing underwriter of the securities being sold, (i) when such Registration Statement or the prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (ii) of any comments by the SEC and by the blue sky or securities commission or regulator of any state with respect thereto or any request by the SEC for amendments or supplements to such Registration Statement or the prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for that purpose,
(iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or (v) if it shall be the case, at any time when a prospectus is required to be delivered under the Act, that such Registration Statement, prospectus, or any document incorporated by reference in any of the foregoing contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

         (e) obtain the withdrawal of any order suspending the effectiveness of such Registration Statement or any post-effective amendment thereto at the earliest practicable date;

         (f) if requested by any managing underwriter or underwriter, any placement or sales agent or any Holder of Registrable Shares to be included in a Registration Statement, promptly incorporate in a prospectus, prospectus supplement or post-effective amendment such information as is required by the applicable rules and regulations of the SEC and as such managing underwriter or underwriters, such agent or such Holder may reasonably specify should be included therein relating to the terms of the sale of the Registrable Shares included thereunder, including, without limitation, information with respect to the number of Registrable Shares being sold by such Holder or agent or to such underwriters, the name and description of such Holder, the offering price of such Registrable Shares and any discount, commission or other compensation payable in respect thereof, the purchase price being paid therefor by such underwriters and with respect to any other terms of the offering of the Registrable Shares to be sold in such offering; and make all required filings of such prospectus, prospectus supplement or post-effective amendment promptly after notification of the matters to be incorporated in such prospectus, prospectus supplement or post-effective amendment;

         (g) furnish to each Holder of Registrable Shares to be included in such Registration Statement hereunder, each placement or sales agent, if any, therefor, each underwriter, if any, thereof and the counsel referred to in
Section 4(b) an executed copy of such Registration Statement, each such amendment and supplement thereto (in each case excluding all exhibits and documents incorporated by reference) and such number of copies of the Registration Statement (excluding exhibits thereto and documents incorporated by reference therein unless specifically so requested by such Holder, agent or underwriter, as the case may be) and the prospectus included in such Registration Statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Act, as such Holder, agent, if any, and underwriter, if any, may reasonably request in order to facilitate the disposition of the Shares owned by such Holder, sold by such agent or underwritten by such underwriter and to permit such Holder, agent and underwriter to satisfy the prospectus delivery requirements of the Act; and the Company hereby consents to the use of such prospectus and any amendment or supplement thereto by each such Holder and by any such agent and underwriter, in each case in the form most recently provided to such person by the Company, in connection with the offering and sale of the Shares covered by the prospectus (including such preliminary and summary prospectus) or any supplement or amendment thereto;

         (h) timely (i) register or qualify (to the extent legally required) the Shares to be included in such registration statement under such other securities laws or blue sky laws of such jurisdictions to be designated by the Holders of a majority of such Shares participating in such registration and each placement or sales agent, if any, therefor and underwriter, if any, thereof, as any Holder and each underwriter, if any, of the securities being sold shall reasonably request, (ii) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers, sales and dealings therein in such jurisdictions during the applicable Registration Period, and
(iii) take any and all such actions during the Registration Period as may be reasonably necessary or advisable to enable such Holder, agent, if any, and underwriter to consummate the disposition in such jurisdictions of such Shares; provided, however, that the Company shall not be required for any such purpose to (A) qualify generally to do business as a foreign corporation or a broker-dealer in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this Section 4(h), (B) subject itself to taxation in any such jurisdiction, or (C) consent to general service of process in any such jurisdiction;

         (i) cooperate with the Holders of the Registrable Shares to be included in a Registration Statement hereunder and the managing underwriter(s) to facilitate the timely preparation and delivery of certificates representing Registrable Shares to be sold, which certificates shall be printed, lithographed or engraved, or produced by any combination of such methods, in customary form to permit the transfer thereof through the Company's transfer agent; and enable such Registrable Shares to be in such denominations and registered in such names as the managing underwriter(s) may request at least two (2) business days prior to any sale of the Registrable Shares;

         (j) provide a CUSIP number for all Shares, not later than the effective date of the Registration Statement;

         (k) If any Holder may be required under applicable securities law to be described in the Registration Statement as an underwriter and such Holder consents to so being named an underwriter, at the request of any Holder, the Company shall furnish to such Holder, on the date of the effectiveness of the Registration Statement and thereafter from time to time on such dates as an Holder may reasonably request (i) a letter, dated such date, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the Holder, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the Holder;

         (l) notify in writing each Holder of Registrable Shares of any proposal by the Company to amend or waive any provision of this Agreement and of any amendment or waiver effected pursuant thereto, each of which notices shall contain the text of the amendment or waiver proposed or effected, as the case may be;

         (m) engage to act on behalf of the Company, with respect to the Registrable Shares to be so registered, a registrar and transfer agent having such duties and responsibilities (including, without limitation, registration of transfers and maintenance of stock registers) as are customarily discharged by such an agent, and to enter into such agreements and to offer such indemnities as are customary in respect thereof;

         (n) cause all Shares included in the Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed or, if not so listed, to be listed on a national securities exchange; and

         (o) otherwise comply with all applicable rules and regulations of the SEC, and make available to the Holders, as soon as practicable, but in any event not later than 18 months after the effective date of such Registration Statement, an earnings statement covering a period of at least twelve months which shall satisfy the provisions of Section 6(a) of the Act (including, at the option of the Company, pursuant to Rule 158 thereunder).

     5. Indemnification by the Company.

         (a) The Company shall indemnify each Holder and its Affiliates from and against any claim, loss, cost, charge or liability of any kind, including amounts paid in settlement and reasonable attorneys' fees, which may be incurred by the Holder or Affiliate as a result of any material breach of any representation or warranty or covenant of the Company contained in this Agreement or in any certificate delivered on the closing date of any public offering of Shares.

         (b) The Company shall indemnify and hold harmless each Holder and its Affiliates, any underwriter (as defined in the Act) for any Holder, each officer and director of a Holder, legal counsel and accountants for a Holder, and each person, if any, who controls a Holder or such underwriter within the meaning of the Act, against any losses, expenses, claims, damages or liabilities, joint or several, to which such Holder or any such Affiliate, underwriter, officer, director or controlling person becomes subject, under the Act or any rule or regulation thereunder or otherwise, insofar as such losses, expenses, claims, damages or liabilities (or actions in respect thereof) (i) are caused by any untrue statement or alleged untrue statement of any material fact contained in any preliminary prospectus (if used prior to the effective date of the Registration Statement), or contained, on the effective date thereof, in any Registration Statement in which Registrable Shares were included, the prospectus contained therein, any amendment or supplement thereto, or any other document related to such Registration Statement, or (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or
(iii) arise out of any violation by the Company of the Act or any rule or regulation thereunder applicable to the Company and relating to actions or omissions otherwise required of the Company in connection with such registration; provided, however, that the Company shall not be liable to any such persons in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information furnished to the Company in writing by such Person expressly for inclusion in any of the foregoing documents. This indemnity shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld or delayed.

     6. Further Obligations of Holders. The obligations of the Company with respect to any particular Holder are subject to such Holder's agreement to the following (which such Holder shall specifically confirm in writing to the Company upon the Company's request in connection with any Registration Statement):

         (a) Such Holder shall furnish in writing to the Company all information concerning such Holder and its and its Affiliates' holdings of securities of the Company and its Affiliates as shall be reasonably required in connection with the preparation and filing of any Registration Statement covering any of such Holder's Registrable Shares.

         (b) Such Holder shall indemnify and hold harmless the Company, each of its directors, each of its officers who has signed a Registration Statement, each person (if any) who controls the Company within the meaning of the Act, and any underwriter (as defined in the Act) for the Company, against any losses, claims, damages or liabilities to which the Company or any such director, officer, controlling person or underwriter may become subject under the Act or any rule or regulation thereunder or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) are caused by any untrue statement or alleged untrue statement of any material fact contained in any preliminary prospectus (if used prior to the effective date of the Registration Statement), or contained, on the effective date thereof, in any Registration Statement in which such Holder's Registrable Shares were included, the prospectus contained therein, any amendment or supplement thereto, or any other document related to such

Registration Statement, or (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished to the Company by such Holder in writing expressly for inclusion in any of the foregoing documents. In no event shall any Holder be required to pay indemnification hereunder (or contribution under Section 7(d) below) in an aggregate amount in excess of the net proceeds received by such Holder in the subject offering. This indemnity shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the subject Holder, which consent shall not be unreasonably withheld or delayed.

     7. Additional Provisions.

         (a) Each Holder and each other Person indemnified pursuant to Section 5 above shall, in the event that it receives notice of the commencement of any action against it which is based upon an alleged act or omission which, if proven, would result in the Company's having to indemnify it pursuant to Section 5 above, promptly notify the Company, in writing, of the commencement of such action and permit the Company, if the Company so notifies such Holder within twenty (20) days after receipt by the Company of notice of the commencement of the action, to participate in and to assume the defense of such action with counsel reasonably satisfactory to such Holder; provided, however, that such Holder or other indemnified person shall be entitled to retain its own counsel at its own expense (except that the indemnifying party shall bear the expense of such separate counsel if representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest). The failure to notify the Company promptly of the commencement of any such action shall not relieve the Company of any liability to indemnify such Holder or such other indemnified person, as the case may be, under Section 5 above, except to the extent that the Company shall be actually prejudiced or shall suffer any loss by reason of such failure to give notice, and shall not relieve the Company of any other liabilities which it may have under this or any other agreement.

         (b) The Company and each other Person indemnified pursuant to Section 6 above shall, in the event that it receives notice of the commencement of any action against it which is based upon an alleged act or omission which, if proven, would result in any Holder having to indemnify it pursuant to Section 6 above, promptly notify such Holder, in writing, of the commencement of such action and permit such Holder, if such Holder so notifies the Company within twenty (20) days after receipt by such Holder of notice of the commencement of the action, to participate in and to assume the defense of such action with counsel reasonably satisfactory to the Company; provided, however, that the Company or other indemnified person shall be entitled to retain its own counsel at the Company's expense. The failure to notify any Holder promptly of the commencement of any such action shall not relieve such Holder of liability to indemnify the Company or such other indemnified person, as the case may be, under Section 6 above, except to the extent that the subject Holder shall be actually prejudiced or shall suffer any loss by reason of such failure to give notice, and shall not relieve such Holder of any other liabilities which it may have under this or any other agreement.

         (c) No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified person who is party to such claim or litigation, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified person of a release from all liability in respect to such claim or litigation. Each such indemnified person shall furnish such information regarding itself or the claim in question as an indemnifying party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

         (d) If the indemnification provided for in Section 5 and 6 is unavailable or insufficient to hold harmless an indemnified party, then, subject to the limits set forth in Section 6(b) above, each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the expenses, claims, losses, damages or liabilities (or actions or proceedings in respect thereof) referred to in Section 5 and 6, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the sellers of Shares on the other hand in connection with statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) or expenses, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the sellers of Shares and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Holders agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation (even if all sellers of Shares were treated as one entity for such purpose) or by another method of allocation which does not take account of the equitable considerations referred to in the first sentence of this Section. The amount paid by an indemnified person as a result of the expenses, claims, losses, damages or liabilities (or actions or proceedings in respect thereof) referred to in the first sentence of this Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified person in connection with investigating or defending any claim, action or proceeding which is the subject of this Section 7(d). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of sellers of Shares to contribute pursuant to this Section 7(d) shall be several in proportion to the respective amounts of Shares sold by them pursuant to a Registration Statement.

     8. Rule 144 Information. For so long as the Company shall remain a reporting company under the Exchange Act, the Company will at all times keep publicly available adequate current public information with respect to the Company of the type and in the manner specified in Rule 144(c) promulgated under the Act.

     9. Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Shares then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to include such securities in any Registration filed under Section 2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such Registration only to the extent that the inclusion of its securities will not reduce the amount of the Registrable Shares of the Holders which is included in such Registration. 10. Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be given by personal delivery, by telecopier (with confirmation of receipt), by recognized overnight courier service (with all charges prepaid or billed to the account of the sender), or by certified or registered mail, return receipt requested, and with postage prepaid, addressed (a) if to the Company, at its office at 707 Westchester Avenue, Suite L7, White Plains, New York 10604, Attention: Mr. James D. Burchetta, Chief Executive Officer, Telecopier: (914) 428-3044, or such other address or telecopier number as shall have been specified by the Company to the Holders by written notice, or (b) if to any Holder, at his, her or its address or telecopier number as same appears on the records of the Company. All notices shall be deemed to have been given either at the time of the delivery or telecopy (with confirmation of receipt) thereof, or, if sent by overnight courier, on the next business day following delivery thereof to the overnight courier service, or, if mailed, at the completion of the third business day following the time of such mailing.

     11. Waiver and Amendment. No amendment or modification of this Agreement, or any waiver of any performance hereunder, shall be valid unless made in writing and signed by the party to be charged therewith.

     12. Governing Law. This Agreement shall be construed and interpreted and the rights granted herein governed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly within such State.

     13. Non-Assignability; Binding Effect. Neither this Agreement, nor any of the rights or obligations of the parties hereunder, shall be assignable by any party hereto without the prior written consent of the other parties, except that the rights of the Seller hereunder may be enforced by the Seller Members upon a distribution of Shares to such Seller Members or enforced by any other Holder of Registrable Shares. Otherwise, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     14. Captions. The Section headings used in this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of the provisions hereof.

     15. Gender. All pronouns used in this Agreement in the masculine, feminine or neuter gender shall, as the context may allow, also refer to each other gender.

     16. Entire Agreement. This Agreement and the Purchase Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof, and supersedes all prior agreements or understandings as to such subject matter, including the letter of intent, dated March 13, 2007, among certain of the parties to the Purchase Agreement. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver. If any provision of this Agreement shall be determined by a court of competent jurisdiction or by a duly appointed arbitrator to be unenforceable to any extent or in any respect, then such provision shall be modified in scope or effect, or shall be excised from this Agreement, only to such extent as may be required to render such provision valid and enforceable, and the remainder of this Agreement shall be unaffected.

     17. Reliance and Benefit. This Agreement is intended to benefit, and may be relied upon by, all Holders from time to time, as if such Holders were expressly named herein, party hereto and signatory hereon.

     18. Parties in Interest. Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and permitted assigns, nor is anything in this Agreement intended to relieve or discharge the obligations or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

     19. Counterparts; Fax Signatures. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by means of fax, electronic or portable document format signatures, which shall have the same binding legal effect as original ink signatures.



                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the Company and each of the other signatories hereto has executed , or has caused to be executed, this Agreement as of the date first set forth above.

                                   DEBT RESOLVE, INC.


                                   By:
                                      -------------------------------
                                        Name:
                                        Title:

Accepted and Confirmed by the following Holders:

CREDINT HOLDINGS, LLC

By:
   -------------------------------
   Name:
   Title:

PRAIRIE CAPITAL III, L.P.

By: Daniels & King Capital III, LLC
Its: General Partner


By:
   -------------------------------
Bryan C. Daniels, Member


PRAIRIE CAPITAL III QP, L.P.


By: Daniels & King Capital III, LLC
Its: General Partner


By:
   -------------------------------
Bryan C. Daniels, Member


JPM MEZZANINE CAPITAL, LLC,
  successor in interest to JPMorgan Mezzanine
  Corporation (f/k/a Banc One Mezzanine Corporation)


By: _____________________________________
Name: John M. Buley
Title: Chairman
MADISON CAPITAL FUNDING, LLC

By:
   ----------------------------------
Name:
Title:

-------------------------------------
W. Thomas Caffery

-------------------------------------
Bruce Gray

-------------------------------------
John Farinacci

-------------------------------------
Gary Holter

-------------------------------------
Tom Hinman

------------------------------------
Shawn Costanzo

------------------------------------
Larry Rizzo

-------------------------------------
Brent Henderson

-------------------------------------
Barb Wagner

-------------------------------------
Linda Schulz

-------------------------------------
Jason Lehr


-------------------------------------
Chris Costanzo


-------------------------------------
Thomas Wilcox


-------------------------------------
David Young


-------------------------------------
Thomas Faso, Jr.

                                    Exhibit B

                           Indemnification Percentages

                    Holder                Percentage
                                        Indemnification
Prairie Capital III, L.P.                            24.80%
Prairie Capital III QP, L.P.                         24.80%
W. Thomas Caffery                                    18.82%
Madison Capital Funding LLC                           4.92%
JPM Mezzanine Capital, LLC                            6.61%
Bruce Gray                                            8.35%
Gary Holter                                           4.84%
John Farinacci                                        2.97%
Thomas Hinman                                         0.92%
Shawn Costanzo                                        0.92%
Lawrence Rizzo                                        0.87%
Brent Henderson                                       0.40%
Barbara Wagner                                        0.40%
Linda Schulz                                          0.40%
                                    ------------------------
                                                                         100.00%